================================================================================

                    UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
                                       and
                               UCDP FINANCE, INC.
                                   as Issuers,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                          -----------------------------

                                    INDENTURE

                          -----------------------------

                           Dated as of March 28, 2003,
                               as amended by the
             First Supplemental Indenture dated as of June 12, 2003

                          -----------------------------

                          11 3/4% Senior Notes due 2010

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                             CROSS-REFERENCE TABLE

    TIA                                                       Indenture
Section                                                         Section
-------                                                         -------
310(a)(1)................................................     7.10
   (a)(2)................................................     7.10
   (a)(3)................................................     N.A.
   (a)(4)................................................     N.A.
   (a)(5)................................................     7.08; 7.10
   (b)...................................................     7.08; 7.10; 11.02
   (c)...................................................     N.A.
311(a)...................................................     7.11
   (b)...................................................     7.11
   (c)...................................................     N.A.
312(a)...................................................     2.05
   (b)...................................................     11.03
   (c)...................................................     11.03
313(a)...................................................     7.06
   (b)(1)................................................     7.06
   (b)(2)................................................     7.06
   (c)...................................................     7.06; 11.02
   (d)...................................................     7.06
314(a)...................................................     4.09; 11.02
   (b)...................................................     N.A.
   (c)(1)................................................     7.02; 11.04; 11.05
   (c)(2)................................................     7.02; 11.04; 11.05
   (c)(3)................................................     N.A.
   (d)...................................................     N.A.
   (e)...................................................     11.05
   (f)...................................................     N.A.
315(a)...................................................     7.01
   (b)...................................................     7.05
   (c)...................................................     7.01
   (d)...................................................     6.05; 7.01
   (e)...................................................     6.11
316(a)(last sentence)....................................     2.09
   (a)(1)(A).............................................     6.05
   (a)(1)(B).............................................     6.04
   (a)(2)................................................     9.02
   (b)...................................................     6.07
   (c)...................................................     9.04
317(a)(1)................................................     6.08
   (a)(2)................................................     6.09
   (b)...................................................     2.04
318(a)...................................................     11.01

-----------
N.A. means Not Applicable

Note:     This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                      -i-

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                   ARTICLE TWO

                                    THE NOTES

                                  ARTICLE THREE

                                   REDEMPTION

                                      -ii-

                                                                            Page
                                                                            ----

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.10.         Limitation on Incurrence of Indebtedness and
                         Issuance of Disqualified Stock and Preferred

SECTION 4.15.         Dividend and Other Payment Restrictions Affecting

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.         Merger, Consolidation or Sale of All or
                         Substantially All Assets............................67

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

                                     -iii-

                                                                            Page
                                                                            ----
                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.11.         Preferential Collection of Claims Against the
                         Issuers.............................................81

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.         Termination of the Issuers' Obligations................81
SECTION 8.02.         Legal Defeasance and Covenant Defeasance...............83
SECTION 8.03.         Conditions to Legal Defeasance or Covenant

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                                   ARTICLE TEN

                                    GUARANTEE

                                      -iv-

                                                                            Page
                                                                            ----

SECTION 10.14.        No Obligation To Take Action Against the

SECTION 10.22.        Guarantee in Addition to Other Guarantee
                         Obligations.........................................98
SECTION 10.23.        Severability...........................................98
SECTION 10.24.        Successors and Assigns.................................98

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

                                      -v-

Exhibit A   -  Form of Note
Exhibit B   -  Form of Legends
Exhibit C   -  Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D   -  Form of Certificate To Be Delivered in Connection with Transfers
               Pursuant to Regulation S
Exhibit E   -  Form of Notation on Guarantee
Exhibit F   -  Form of Subordination Agreement

Note:       This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                      -vi-

         INDENTURE dated as of March 28, 2003 among UNIVERSAL CITY DEVELOPMENT
PARTNERS, LTD., a Florida limited partnership (the "COMPANY"), UCDP Finance,
Inc., a Florida corporation ("UCDP FINANCE" and, together with the Company, the
"ISSUERS"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee
(the "TRUSTEE").

                                    RECITALS

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuers' 11 3/4%
Senior Notes due 2010 issued on the date hereof (the "ORIGINAL NOTES"), (b) any
Additional Notes (as defined herein) that may be issued after the date hereof
(all such notes in clauses (a) and (b) being referred to collectively as the
"INITIAL NOTES") and (c) if and when issued as provided in the Registration
Rights Agreement (as defined herein), the Issuers' 11 3/4% Senior Notes due 2010 issued in the Exchange Offer (as defined herein) in exchange for any Initial
Notes (the "EXCHANGE NOTES" and, together with the Initial Notes, the "NOTES").
On the date hereof, $500,000,000 in aggregate principal amount of Original Notes will be issued. Subject to the conditions and compliance with the covenants
(including without limitation, Section 4.10) set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

         Set forth below are certain defined terms used in this Indenture.

         "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a
Restricted Subsidiary of such specified Person or was otherwise acquired by such
Person, or such asset was acquired by such Person, as applicable.

         "ADDITIONAL INTEREST" means any additional interest, if any, payable on the Initial Notes pursuant to the terms of the Registration Rights Agreement.

         "ADDITIONAL NOTES" means 11 3/4% Senior Notes due 2010 issued under the terms of this Indenture subsequent to the Issue Date.

                                       -2-

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "CONTROL"
(including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY"
and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, (i) each of the entities comprising Blackstone and Vivendi is an
Affiliate of the Issuers and (ii) UCF Hotel Venture is not an Affiliate of the
Issuers under UCF Hotel Venture's ownership structure as it exists on the Issue
Date.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "AMEND" means amend, modify, supplement, restate or amend and restate, including successively, and "AMENDING" and "AMENDED" have correlative meanings.

         "ASSET SALE" means:

         (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or
     any Restricted Subsidiary (each referred to in this definition as a
     "disposition") or

         (2) the issuance or sale of Equity Interests of any Restricted
     Subsidiary (other than to the Company or another Restricted Subsidiary)
     (whether in a single transaction or a series of related transactions),

in each case other than:

         (a) a disposition of Cash Equivalents or Investment Grade Securities or
     obsolete or worn out equipment in the ordinary course of business;

         (b) the disposition of all or substantially all of the assets of the
     Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

         (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.11;

         (d) any disposition of assets, or issuance or sale of Equity Interests of any Restricted Subsidiary, with an aggregate Fair Market Value of less than $20 million;

         (e) any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted
     Subsidiary;

                                      -3-

         (f) sales of assets received by the Company upon the foreclosure on a
     Lien;

         (g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

         (h) sales of inventory in the ordinary course of business; and

         (i) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "BLACKSTONE" means Blackstone Capital Partners III Merchant Banking
Fund L.P. and its Affiliates.

         "BOARD OF DIRECTORS" means as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof or, with respect to the Company, the Park Advisory
Board.

         "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution or consent of the Board of Directors of such Person, which is in full force and effect on the date of such adoption or consent, and delivered to the
Trustee.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law to close in
New York State.

         "CALCULATION DATE" has the meaning assigned to such term in the definition of "Debt to EBITDA Ratio."

         "CAPITAL STOCK" means:

         (1) in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                                      -4-

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE OBLIGATIONS" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

         "CASH CONTRIBUTION AMOUNT" means half of the aggregate amount of
Indebtedness Incurred by the Company pursuant to clause (xviii) of Section
4.10(b).

         "CASH EQUIVALENTS" means:

         (1) U.S. dollars, pounds sterling, euros or, in the case of any Foreign
     Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

         (3) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated "A" or the equivalent thereof by
     Moody's or S&P;

         (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

         (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

         (7) readily marketable direct obligations issued by any state of the
     United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P;
     and

         (8) Indebtedness or preferred stock issued by Persons (other than
     Blackstone or its Affiliates) with a rating of "A" or higher from S&P or
     "A-2" or higher from Moody's.

                                      -5-

         "CHANGE OF CONTROL" means the occurrence of any of the following:

         (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its
     Subsidiaries, taken as a whole, to a Person other than one or more of the
     Permitted Holders; or

         (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any
     successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule
     13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
     Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock or economic interests of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of:

         (1) consolidated interest expense of such Person and its Restricted
     Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of
     Capitalized Lease Obligations, and net payments and receipts (if any)
     pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and original issue discount, expensing of any bridge or other financing fees and non-cash interest accrued on Special
     Fees);

         (2) consolidated capitalized interest of such Person and its Restricted
     Subsidiaries for such period, whether paid or accrued; and

         (3) one-third of the obligations of such Person and its Restricted
     Subsidiaries for rental payments made during such period under operating leases as part of Sale/Leaseback Transactions.

                                      -6-

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted
Subsidiaries for such period, on a consolidated basis; provided, however, that:

         (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

         (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

         (3) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

         (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of
     Directors of the Company) shall be excluded;

         (5) the Net Income for such period of any Person that is not a
     Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

         (6) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included.

Notwithstanding the foregoing, for the purpose of Section 4.11 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the
Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clauses (a)(C)(4) and (a)(C)(5).

         "CONTRIBUTION INDEBTEDNESS" means Indebtedness of the Company in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the
Company after the Issue Date, provided that:

                                      -7-

         (1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the
     Company, the amount in excess shall be Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

         (2) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as
     Contribution Indebtedness pursuant to an Officers' Certificate on the
     Incurrence date thereof.

         "CORPORATE TRUST OFFICE" means the corporate trust office of the
Trustee located at 101 Barclay Street, Floor 8W, New York, New York 10286,
Attention: Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Issuers, at which at any particular time its corporate trust business shall be principally administered.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of November 5,
1999 among the Company, the financial institutions named therein, and JPMorgan
Chase Bank, as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount loaned thereunder or altering the maturity thereof. This definition shall also include the $50.0 million revolving credit facility entered into by the Company on or about the
Issue Date.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEBT TO EBITDA RATIO" means, with respect to any Person for any period, the ratio of:

         (1) the Indebtedness of such Person and its Restricted Subsidiaries at the time of determination (the "CALCULATION DATE"), on a consolidated basis, to

         (2) the EBITDA of such Person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations
(as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its
Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the
Calculation Date shall be calculated on a pro forma basis assuming that all such
Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the change in

                                      -8-

EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the
Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Debt to EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued
operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the
Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers'
Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" shall mean The Depository Trust Company, New York, New
York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

         "DESIGNATED NON-CASH CONSIDERATION" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted
Subsidiaries in connection with an Asset Sale that is so designated as
Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

         "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Company
(other than Disqualified Stock) that is issued for cash (other than to a
Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as
Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(C).

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital
Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

         (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale, provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase

                                      -9-

     requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the
     Notes (including the purchase of any Notes tendered pursuant thereto)),

         (2) is convertible or exchangeable for Indebtedness or Disqualified
     Stock, or

         (3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date shall be deemed to be
Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the
Company or its Subsidiaries or by any such plan to such employees, such Capital
Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

         "DOMESTIC SUBSIDIARY" means a Restricted Subsidiary that is not a
Foreign Subsidiary.

         "EBITDA" means, with respect to any Person for any period, the
Consolidated Net Income of such Person for such period plus, without duplication:

         (1) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income; plus

         (2) Consolidated Interest Expense plus amortization of deferred financing fees and original issue discount of such Person for such period to the extent the same was deducted in computing Consolidated Net Income;
     plus

         (3) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and
     Amortization Expense was deducted in computing Consolidated Net Income;
     plus

         (4) any non-recurring fees, expenses or charges related to any Equity
     Offering, Permitted Investment, acquisition or Indebtedness permitted to be
     Incurred by this Indenture (in each case, whether or not successful), to the extent deducted in such period in computing Consolidated Net Income;
     plus

         (5) any (a) cash restructuring charges not to exceed $15.0 million per annum and (b) any one-time costs incurred in connection with acquisitions consummated

                                      -10-

     after the Issue Date, in each case, to the extent deducted in such period in computing Consolidated Net Income; plus

         (6) the amount of Special Fees deferred for such period that have not been paid in cash for such period; plus

         (7) the amount of management, consulting, monitoring and advisory fees and related expenses payable to Vivendi or Blackstone (or any accruals relating to such fees and related expenses) during such period, in an amount not to exceed $3.0 million; plus

         (8) any non-cash expense relating to defined benefit pension or post-retirement benefit plans to the extent deducted in such period in computing Consolidated Net Income; plus

         (9) any other non-cash charges reducing Consolidated Net Income for such period (including any non-cash charges arising from fair value accounting required by Statement of Financial Accounting Standards No.
     133), but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period; plus

         (10) the amount of any minority interest expense deducted in calculating Consolidated Net Income; less, without duplication,

         (11) for purposes of Section 4.11 and Section 4.14(b)(x) only, cash payments of previously deferred Special Fees that were added back to EBITDA as provided above; less

         (12) non-cash items increasing Consolidated Net Income for such period
     (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period); less

         (13) any income relating to defined benefit pension or post-retirement benefit plans increasing Consolidated Net Income for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the
Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the
Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such
Subsidiary or its stockholders.

                                      -11-

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUITY OFFERING" means any public or private sale of Capital Stock, including without limitation, Preferred Stock of the Company (other than
Disqualified Stock), other than:

         (1) public offerings registered on Form S-8; and

         (2) any such public or private sale that constitutes an Excluded
     Contribution.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "EXCHANGE OFFER" means the registration by the Issuers under the
Securities Act pursuant to a registration statement of the offer by the Issuers to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement filed with the SEC in connection with the Exchange Offer.

         "EXCLUDED CONTRIBUTIONS" means the net cash proceeds received by the
Company after the Issue Date from:

         (1) contributions to its common equity capital, and

         (2) the sale (other than to a Subsidiary of the Company or to any
     Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock
     (other than Disqualified Stock and Designated Preferred Stock) of the
     Company,

in each case designated as Excluded Contributions pursuant to an Officers'
Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(C).

         "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                                      -12-

         "FINANCING TRANSACTIONS" means the amendment to the Credit Agreement, the application of the proceeds from the sale of the Original Notes and the establishment of a new revolving credit facility by the Company, all occurring on the Issue Date as described in the Offering Memorandum.

         "FOREIGN SUBSIDIARY" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any subsidiary of such Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this
Indenture, the term "consolidated" with respect to any Person shall mean such
Person consolidated with its Restricted Subsidiaries, and shall not include any
Unrestricted Subsidiary, but the interest of such Person in an Unrestricted
Subsidiary will be accounted for as an Investment.

         "GLOBAL NOTE" shall mean one or more IAI Global Notes, Regulation S
Global Notes and 144A Global Notes.

         "GUARANTEE" means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any
Indebtedness or other obligations.

         "GUARANTOR" means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

         (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

         (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

                                      -13-

         "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "IAI GLOBAL NOTE" means a permanent global security in the form of
Exhibit A hereto bearing the legend in Exhibit B and the Private Placement
Legend and deposited with or on behalf of and registered in the name of the
Depositary or its nominee.

         "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such
Person at the time it becomes a Subsidiary.

         "INDEBTEDNESS" means, with respect to any Person:

         (1) the principal and premium (if any) of any indebtedness of such
     Person, whether or not contingent, (a) in respect of borrowed money, (b)
     evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto or (d) in respect of Capitalized Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet
     (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

         (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the
     Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

         (3) to the extent not otherwise included, Indebtedness of another
     Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market
     Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person.

Notwithstanding the foregoing, "Indebtedness" shall not include:

         (1) any obligation of the Company to make distributions to its partners in accordance with the terms of the Partnership Agreement; and

         (2) any obligation of the Company relating to the Special Fee.

                                      -14-

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

         "INITIAL PURCHASERS" means J.P. Morgan Securities Inc., Banc of America
Securities LLC, Wachovia Securities, Inc., Credit Suisse First Boston LLC and
Scotia Capital (USA) Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" or "IAI" means an institutional
"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7)
under the Securities Act.

         "INTEREST" means, with respect to the Notes, interest and any
Additional Interest on the Notes.

         "INTEREST PAYMENT DATE" each April 1 and October 1, commencing October
1, 2003.

         "INVESTMENT GRADE SECURITIES" means:

         (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof
     (other than Cash Equivalents),

         (2) debt securities or debt instruments (other than those issued by
     Blackstone, Vivendi or their respective Affiliates) with a rating of BBB-
     or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

         (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution and

         (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans
(including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for considera-

                                      -15-

tion of Indebtedness, Equity Interests or other securities issued by any other
Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.11:

         (1) "Investments" shall include the portion (proportionate to the
     Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such
     Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

               (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

               (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such
         Subsidiary at the time of such redesignation; and

         (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer,

     in each case as determined in good faith by the Board of Directors of the
     Company.

         "ISSUE DATE" means March 28, 2003.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law
(including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction);
provided that in no event shall an operating lease be deemed to constitute a
Lien.

         "MATURITY DATE" means April 1, 2010.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereto.

         "NET INCOME" means, with respect to any Person, the net income (loss)
of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

                                      -16-

         "NET PROCEEDS" means the aggregate cash proceeds received by the
Company or any of its Restricted Subsidiaries in respect of any Asset Sale
(including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration or Land Sale
Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such
Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on
Indebtedness required (other than pursuant to Section 4.13(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "NON-U.S. PERSON" has the meaning assigned to such term in
Regulation S.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any
Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

         "OFFERING MEMORANDUM" means the offering memorandum of the Issuers dated March 21, 2003 relating to the Initial Notes.

         "OFFICER" means any member of the Park Advisory Board, Chief Executive
Officer, President, any Executive Vice President, Senior Vice President or Vice
President, the Treasurer or the Secretary of the Company or the comparable title with respect to its general partner, or performing those functions for the
Company but employed by an Affiliate of the Company, as applicable.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the
Company or the Issuers (as applicable) by two Officers of the Company or the
Issuers (as applicable), one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the
Company or the Issuers (as applicable) that meets the requirements set forth in this Indenture.

                                      -17-

         "144A GLOBAL NOTE" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Rule
144A under the Securities Act.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuers or the Trustee.

         "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company that ranks equally in right of payment to the Notes.

         "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of
Limited Partnership of the Company dated as of June 5, 2002.

         "PERMITTED HOLDERS" means (i) Vivendi, (ii) Blackstone and (iii) any
Person in which Blackstone and Vivendi collectively own at least 75% of the outstanding Capital Stock. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of
Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted
Holder.

         "PERMITTED INVESTMENTS" means:

         (1) any Investment in the Company or any of its Restricted
     Subsidiaries;

         (2) any Investment in Cash Equivalents or Investment Grade Securities;

         (3) any Investment by the Company or any of its Restricted Subsidiaries
     in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b)
     such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a
     Restricted Subsidiary;

         (4) any Investment in securities or other assets not constituting Cash
     Equivalents and received in connection with an Asset Sale made pursuant to
     Section 4.13 or any other disposition of assets not constituting an Asset
     Sale;

         (5) any Investment existing on the Issue Date;

         (6) advances to employees of the Company or to employees of an
     Affiliate of the Company that regularly provides services to the Company not in excess of $10 million outstanding at any one time in the aggregate;

                                      -18-

         (7) any Investment acquired by the Company or any of its Restricted
     Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

         (8) Hedging Obligations;

         (9) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9), not to exceed 5% of Total Assets at the time of such Investment (with the Fair
     Market Value of each Investment being measured at the same time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a
     Restricted Subsidiary;

         (10) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

         (11) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such
     Equity Interests will not increase the amount available for Restricted
     Payments under Section 4.11(a)(C);

         (12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.14(b)
     (except transactions described in clauses (ii), (vi) and (vii) of such section);

         (13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other
     Persons;

         (14) guarantees issued in accordance with Sections 4.10 and 4.16;

         (15) any Investment by Restricted Subsidiaries in other Restricted
     Subsidiaries and Investments by Subsidiaries that are not Restricted
     Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

                                      -19-

         (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

         (17) any Investment consisting of reimbursement to Vivendi or Vivendi
     Universal, S.A. or its Affiliates for the fair value of any options to purchase the Capital Stock of Vivendi or Vivendi Universal, S.A. or its
     Affiliates granted to employees of the Company or employees of Affiliates of the Company that are providing services to the Company.

         "PERMITTED LIENS" means, with respect to any Person:

         (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case
     Incurred in the ordinary course of business;

         (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

         (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

         (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

         (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with
     Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                                      -20-

         (6) Liens securing Indebtedness under the Credit Agreement incurred in accordance with Section 4.10 and Liens securing Indebtedness permitted to be incurred pursuant to clause (iv), (xii) or (xix) of Section 4.10(b);

         (7) Liens existing on the Issue Date;

         (8) Liens on property or shares of stock of a Person at the time such
     Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted
     Subsidiary;

         (9) Liens on property at the time the Company or a Restricted
     Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted
     Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

         (10) Liens securing Indebtedness or other obligations of a Restricted
     Subsidiary owing to the Company or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.10;

         (11) Liens securing Hedging Obligations so long as the related
     Indebtedness is, and is permitted to be under this Indenture, secured by a
     Lien on the same property securing such Hedging Obligations;

         (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers'
     acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its
     Restricted Subsidiaries in the ordinary course of business;

         (15) Liens in favor of the Company;

         (16) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any
     Lien referred to in

                                      -21-

     the foregoing clauses (6), (7), (8), (9), (10) and (11); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and
     (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses
     (6), (7), (8), (9), (10) and (11) at the time the original Lien became a
     Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

         (17) Liens securing obligations created by or resulting from any litigation or legal proceeding involving the Company in the ordinary course of business which is currently being contested in good faith by appropriate proceedings; provided that adequate reserves have been set aside and no property is subject to a material risk of loss or forfeiture; provided further that no Lien securing an amount in excess of $50 million shall be permitted under this clause (17) for more than 10 days after the imposition thereof; and

         (18) Liens securing the obligations of the Company under that certain
     Agreement dated as of January 20, 1987.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "RECORD DATE" means the applicable Record Date specified in the Notes;
provided, however, that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a
Business Day.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the
Notes.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

         "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights
Agreement dated as of March 28, 2003 among the Issuers and the Initial
Purchasers and (ii) with respect to any Additional Notes, one or more similar registration rights agreements between

                                      -22-

the Issuers and the other parties thereto relating to rights given by the
Issuers to the purchasers of such Additional Notes.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

         "RESTRICTED SECURITY" means a Note that constitutes a "Restricted
Security" within the meaning of Rule 144(a)(3) under the Securities Act;
provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a
Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between
Restricted Subsidiaries.

         "S&P" means Standard and Poor's Ratings Group or any successor to the rating agency business thereof.

         "SEC" means the Securities and Exchange Commission.

         "SECURED INDEBTEDNESS" means any Indebtedness of the Company secured by a Lien.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SENIOR CREDIT DOCUMENTS" means the collective reference to the Credit
Agreement, the notes issued pursuant thereto and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

                                      -23-

         "SHELF REGISTRATION STATEMENT" means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" of either Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "SIMILAR BUSINESS" means a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Issue
Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         "SPECIAL FEE" means that certain Special Fee, including any interest accrued thereon, payable to Vivendi or UPR pursuant to the terms of the
Partnership Agreement as in effect on the Issue Date or as modified in a manner no less favorable to the Company.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "SUBORDINATED INDEBTEDNESS" means (a) with respect to the Issuers, any
Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its
Guarantee.

         "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of the Issue Date among the Company and other parties named thereto relating to the subordination of the Special Fee in right of payment to the Notes, a form of which is attached hereto as Exhibit F.

         "SUBSIDIARY" means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or other-

                                      -24-

wise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (Sections)
77aaa-77bbbb), as in effect on the date of the date of this Indenture, except as provided in Section 9.03.

         "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the
Company.

         "TRUST OFFICER" means:

         (1) any officer within the corporate trust department of a Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of that
     Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject, and

         (2) who shall have direct responsibility for the administration of this
     Indenture.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "UNRESTRICTED SUBSIDIARY" means:

         (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of
     the Company in the manner provided below; and

         (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the
Company (including any newly acquired or newly formed Subsidiary of the Company)
to be an Unrestricted Subsidiary unless such Subsidiary or any of its
Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any
Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its
Restricted Subsidiaries; provided further, however, that either:

         (a) the Subsidiary to be so designated has total consolidated assets of
     $1,000 or less; or

                                      -25-

         (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.11.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

               (x)(1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test described under Section 4.10 or (2) the Debt to EBITDA Ratio for the Company and its Restricted
         Subsidiaries would be lower than such ratio for the Company and its
         Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and

               (y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an
Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "UPR" means any Person that owns and operates the business currently operated by the division of Vivendi known as Universal Parks & Resorts and its
Affiliates.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of
America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of public and private debts.

         "VIVENDI" means Vivendi Universal Entertainment LLLP and its
Affiliates.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of
Directors, managers or other voting members of the governing body of such
Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any
Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or simi-

                                      -26-

lar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary
that is a Restricted Subsidiary.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such
Person 99% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

              Term                                      Defined in Section
              ----                                      ------------------
"Affiliate Transaction"                                       4.14(a)

"Asset Sale Offer"                                            4.13(b)

"Asset Sale Offer Amount"                                     4.13(c)

"Asset Sale Offer Period"                                     4.13(c)

"Asset Sale Purchase Date"                                    4.13(c)

"Basket Period"                                               4.11(a)

"Change of Control Offer"                                     4.09(a)

"Change of Control Payment"                                   4.09(a)

"Change of Control Payment Date"                              4.09(c)

"Covenant Defeasance"                                         8.02(c)

"Event of Default"                                             6.01

"Excess Proceeds"                                             4.13(b)

"Exchange Notes"                                             Recitals

"Guarantee Obligations"                                      10.01(a)

"Initial Notes"                                              Recitals

"Land Sale Non-cash Consideration"                            4.13(a)

"Legal Defeasance"                                            8.02(b)

"Material Adverse Effect"                                      4.03

"Notes"                                                      Recitals

                                      -27-

              Term                                      Defined in Section
              ----                                      ------------------
"Original Notes"                                             Recitals

"Participants"                                                2.15(a)

"Paying Agent"                                                 2.03

"Physical Notes"                                               2.01

"Private Placement Legend"                                   Exhibit B

"Refinancing Indebtedness"                                    4.10(b)

"Refunding Capital Stock"                                     4.11(b)

"Registrar"                                                    2.03

"Restricted Payments"                                         4.11(a)

"Retired Capital Stock"                                       4.11(b)

"Successor Company"                                           5.01(a)

"Successor Guarantor"                                         5.01(b)

SECTION 1.03. Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.
The following TIA terms used in this Indenture have the following meanings:

         (a) "indenture securities" means the Notes;

         (b) "indenture security holder" means a Holder or a Noteholder;

         (c) "indenture to be qualified" means this Indenture;

         (d) "indenture trustee" or "institutional trustee" means the Trustee;
     and

         (e) "obligor" on the indenture securities means the Issuers, any
     Guarantor or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                                      -28-

SECTION 1.04. Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and words in the plural include the singular;

         (e) "herein," "hereof" and other words of similar import refer to this
     Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (f) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating.

         The Initial Notes, the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Any Note (whether a Global Note or a
Physical Note) that is a Restricted Security shall bear the Private Placement
Legend set forth in Exhibit B.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this
Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter pro-

                                      -29-

vided and shall bear the legends relating to Global Notes set forth in Exhibit
B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "PHYSICAL
NOTES") and shall, to the extent applicable, bear the legends set forth in
Exhibit B.

SECTION 2.02. Execution and Authentication.

         One Officer of each Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this
Indenture.

         The Trustee shall authenticate (i) Original Notes on the Issue Date in the aggregate principal amount of $500,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Original
Notes, in each case upon a written order of each Issuer in the form of an
Officers' Certificate. In addition, the Trustee shall authenticate Additional
Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.10) and the same principal amount of Exchange Notes in exchange therefor upon a written order of each Issuer in the form of an Officers' Certificate. Each such
Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional
Notes, the issue price of the Notes.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

         The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

                                      -30-

SECTION 2.03. Registrar and Paying Agent.

         The Issuers shall maintain an office or agency in the Borough of
Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "REGISTRAR"), (b) Notes may be presented or surrendered for payment (the "PAYING AGENT") and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the
Issuers of their obligation to maintain an office or agency in the Borough of
Manhattan, The City of New York, for such purposes. The Issuers may act as their own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither Issuer nor any Affiliate of either
Issuer shall act as Paying Agent. The Registrar shall keep a register of the
Notes and of their transfer and exchange. The Issuers, upon notice to the
Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuers initially appoint the Trustee as
Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

         The Issuers shall enter into an appropriate agency agreement with any
Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the
Issuers fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Eight, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying
Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the
Notes), and shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the
Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of
Holders. If the Trustee is not the

                                      -31-

Registrar, the Issuers shall furnish to the Trustee at least two (2) Business
Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

         Subject to Sections 2.15 and 2.16, when Notes are presented to the
Registrar or a co-Registrar with a request to register the transfer of such
Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar,
duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control
Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of
Control Offer or Asset Sale Offer and not withdrawn.

         Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a
Note claims that the Note has been lost, destroyed or wrongfully taken, the
Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(b) makes such request to the Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform
Commercial Code and (c) satisfies any other reasonable requirements of the
Trustee. Such Holder must provide an

                                      -32-

indemnity bond or other indemnity, sufficient in the judgment of the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such
Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

         Every replacement Note is an additional obligation of the Issuers.

SECTION 2.08. Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A
Note does not cease to be outstanding because the Issuers or any of their respective Affiliates holds the Note (subject to the provisions of Section
2.09).

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated
Note surrendered for replacement), it ceases to be outstanding unless a Trust
Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If the principal amount of any Note is considered paid under Section
4.01, it ceases to be outstanding and interest thereon ceases to accrue. If on a
Redemption Date or the Maturity Date the Trustee or Paying Agent (other than either Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S.
Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest thereon ceases to accrue.

SECTION 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by either
Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the
Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

         Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the
Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

                                      -33-

Notwithstanding the foregoing, so long as the Notes are represented by a Global
Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than either Issuer or any of its Subsidiaries), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, they shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the
Issuers for the payment of defaulted interest or the next succeeding Business
Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

         The Issuers in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

         Prior to 10:00 a.m. New York City time on each Interest Payment Date,
Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale
Purchase Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Re-

                                      -34-

demption Date, Change of Control Payment Date and Asset Sale Purchase Date, as
the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption
Date, Change of Control Payment Date and Asset Sale Purchase Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

         (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the
Trustee as custodian for such Depositary and (iii) bear the legends relating to the Global Notes as set forth in Exhibit B.

         Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the
Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and
Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.
Beneficial interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Issuers, with a copy to the
Trustee, within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Securities Act and a successor depositary is not appointed by the Issuers, with a copy to the Trustee, within
90 days of such cessation, (iii) the Issuers, at their option, notify the
Trustee that they elect to cause the issuance of certificated Notes or (iv) a
Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (i) the
Issuers shall execute and (ii) the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global
Note so transferred.

                                      -35-

         (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global
Note shall be deemed to be surrendered to the Trustee for cancellation and (i)
the Issuers shall execute, and (ii) the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d)
of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

         (f) The Holder in any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and
Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any
Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Restricted
     Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue
     Date; provided, however, that neither the Issuers nor any Affiliate of the
     Issuers has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y)
     (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of
     Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

         (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global
     Note, as the case may be, upon receipt by the Registrar of the Physical
     Note and (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and record the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical
     Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

                                      -36-

         (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
     (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and record the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global
     Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

         (i) the Registrar shall register the transfer of any Restricted
     Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue
     Date; provided, however, that neither the Issuers nor any Affiliate of the
     Issuers has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y)
     such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the
     Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule
     144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

         (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the
     Registrar of the Physical Note and written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and record the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the
     Registrar shall cancel the Physical Notes so transferred; and

         (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and record

                                      -37-

     the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

         (c) Restrictions on Transfer and Exchange of Global Notes.
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the
Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend.
Upon the transfer, exchange or replacement of Notes bearing the Private
Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities
Act or (ii) such Note has been offered pursuant to an effective registration statement under the Securities Act.

         (e) General. By its acceptance of any Note bearing the Private
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement
Legend and agrees that it will transfer such Note only as provided in this
Indenture and in the Private Placement Legend. Prior to any transfer of a Note by the Issuers or any of their Affiliates, the Issuers or such Affiliate shall notify the transferee of such Note that the transferor of such Note was an issuer or an affiliate of an issuer for purposes of Rule 144 under the
Securities Act.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.
The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this
Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

                                      -38-

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The
Issuers shall give notice of redemption to the Paying Agent and Trustee at 45 days before the Redemption Date (unless a shorter notice period shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Notes To Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, the
Trustee will select Notes for redemption as follows:

         (i) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

         (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee, in its sole discretion, shall deem fair and appropriate (and in such manner as complies with the procedures of the
     Depositary and applicable legal requirements);

provided, however, that, in the case of a redemption pursuant to Section 6 of the Notes, the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depositary).

         No Notes of $1,000 or less shall be redeemed in part.

SECTION 3.03. Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At the Issuers' request, the Trustee shall forward the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

         (i) the Redemption Date;

                                      -39-

         (ii) the Redemption Price and the amount of accrued and unpaid interest and Additional Interest, if any, to be paid;

         (iii) the name and address of the Paying Agent;

         (iv) that Notes called for redemption must be surrendered to the Paying
     Agent to collect the Redemption Price plus accrued and unpaid interest;

         (v) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the
     Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying
     Agent of the Notes redeemed;

         (vi) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption
     Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (vii) if fewer than all the Notes are to be redeemed, the
     identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

         (viii) the section of the Notes pursuant to which the Notes are to be redeemed.

Such notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the
Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03,
Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest to the Redemption Date.
Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the
Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption.

                                      -40-

SECTION 3.05. Deposit of Redemption Price.

         On or before 10:00 a.m. New York City time on the Redemption Date, the
Issuers shall deposit with the Paying Agent, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest of all Notes to be redeemed on that date.

         If the Issuers comply with the preceding paragraph, then, unless the
Issuers default in the payment of such Redemption Price plus accrued and unpaid interest, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

         If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

         The Issuers shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration
Rights Agreement and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or
Paying Agent (other than either Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.
Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Issuers shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, The City of New
York, the office or agency required under Section 2.03. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to

                                      -41-

furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in 11.02.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The
Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby initially designate the Trustee, located at the
Corporate Trust Office, as such office of the Issuers in accordance with Section
2.03.

SECTION 4.03. Corporate Existence.

         Except as otherwise permitted by Article Five, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, as applicable, and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted
Subsidiary and the rights (charter and statutory), licenses and material franchises of each Issuer and each of its Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license, franchise or corporate or partnership existence with respect to each such Restricted Subsidiary if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Issuers and their Restricted Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

SECTION 4.04. Payment of Taxes and Other Claims.

         Each Issuer shall, and shall cause each of its respective Subsidiaries to, pay or discharge or cause to be paid or discharged, before any penalty or interest accrues thereon, (a) all taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b)
all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries other than such taxes, assessments, governmental charges or claims as to which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect; provided further, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05. Maintenance of Properties and Insurance.

         (a) Each Issuer shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the busi-

                                      -42-

ness of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent either
Issuer from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of such Issuer or any such Restricted
Subsidiary desirable in the conduct of the business of such Issuer or any such
Restricted Subsidiary, and if such discontinuance or disposal would not, individually or in the aggregate, have a material adverse effect on the ability of the Issuers to perform their obligations hereunder; provided further, however, that nothing in this Section 4.05 shall prevent either Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

         (b) The Company shall ensure that it is covered by, and shall ensure that each of its Restricted Subsidiaries is covered by insurance provided by responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.06. Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of performance by the signers of their duties as Officers of the
Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall deliver to the Trustee as soon as possible and in any event within the earlier of 90 days after the occurrence and 30 days after the Company becomes aware of the occurrence of any Default an Officers'
Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07. Compliance with Laws.

         The Issuers shall comply, and shall cause each of their Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                                      -43-

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

         Each Issuer and each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such
Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

         (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of
Control Offer (the "CHANGE OF CONTROL OFFER"), except to the extent that the
Issuers have previously elected to redeem Notes pursuant to Section 5 or Section
6 of the Notes. In the Change of Control Offer, the Issuers will offer to pay an amount in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest
Payment Date).

         (b) In the event that at the time of such Change of Control the terms of the Indebtedness under the Credit Agreement restrict or prohibit the repurchase of Notes pursuant to this Section 4.09, then prior to the mailing of the notice referred to below, but in any event within 30 days following any
Change of Control, the Company covenants to:

         (i) repay in full all outstanding Indebtedness under the Credit
     Agreement; or

         (ii) obtain the requisite consent, if required, under the agreements governing Indebtedness under the Credit Agreement to permit the repurchase of the Notes as provided for in clause (c) below.

         (c) Within 30 days following any Change of Control, except to the extent the Issuers have previously elected to redeem Notes pursuant to Section 5 or Section 6 of the Notes, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "CHANGE OF CONTROL PAYMENT
DATE") specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed,

                                      -44-

pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

         (i) that the Change of Control Offer is being made pursuant to this
     Section 4.09 and that all Notes tendered and not withdrawn will be accepted for payment;

         (ii) the purchase price (including the amount of accrued and unpaid interest, if any, to the Change of Control Payment Date) and the Change of
     Control Payment Date;

         (iii) that any Note not tendered will continue to accrue interest;

         (iv) that, unless the Issuers default in making payment therefor, any
     Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of
     Control Payment Date;

         (vi) that Holders will be entitled to withdraw their election if the
     Paying Agent receives, not later than the second Business Day prior to the
     Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

         (viii) the circumstances and relevant facts regarding such Change of
     Control.

         (d) On or before the Change of Control Payment Date, the Issuers will, to the extent lawful:

         (i) accept for payment all Notes or portions thereof (equal to $1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer;

         (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

                                      -45-

         (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the
     Issuers.

The Paying Agent will promptly mail to each Holder of Notes so tendered the
Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

         (e) Notwithstanding the foregoing, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a
Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.09. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Indenture by virtue thereof.

SECTION 4.10. Limitation on Incurrence of Indebtedness and Issuance of
               Disqualified Stock and Preferred Stock.

         (a) The Company will not

         (i)       , and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired
     Indebtedness) or issue any shares of Disqualified Stock; and

         (ii) permit any of its Restricted Subsidiaries to issue any shares of
     Preferred Stock;

provided, however, that the Company and any Restricted Subsidiary that is a
Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary that is a Guarantor may issue shares of Preferred Stock, in each case if the Debt to EBITDA Ratio of the Company at the time of such Incurrence or issuance, as the case may be, would have been less than or equal to 5.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or
Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available.

                                      -46-

         (b) The limitations set forth in Section 4.10(a) will not apply to:

         (i) the Incurrence by the Company or its Restricted Subsidiaries of
     Indebtedness under the Credit Agreement, including any Indebtedness outstanding on the Issue Date, and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $925 million outstanding at any one time, less (A) the amount of all mandatory principal payments required to be made by the borrower thereunder with the Net
     Proceeds of Asset Sales and (B) the amount of any Refinancing Indebtedness
     Incurred pursuant to clause (xiv) to refinance Indebtedness under the
     Credit Agreement;

         (ii) the Incurrence by the Company and the Guarantors of Indebtedness
     represented by the Notes (not including any Additional Notes) and the
     Guarantees and any Exchange Notes and guarantees thereof;

         (iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) above);

         (iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause
     (iv), does not exceed $25 million;

         (v) Indebtedness Incurred by the Company or any of its Restricted
     Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;
     provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

         (vi) Indebtedness arising from agreements of the Company or a
     Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of
     Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

         (vii) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness is subordinated in right of payment to the
     Notes; provided fur-

                                      -47-

     ther that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a
     Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted
     Subsidiary) shall be deemed, in each case, to be an Incurrence of such
     Indebtedness;

         (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of
     Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted
     Subsidiary, or any other subsequent transfer of any such shares of
     Preferred Stock (except to the Company or another Restricted Subsidiary)
     shall be deemed, in each case, to be an issuance of shares of Preferred
     Stock;

         (ix) Indebtedness of a Restricted Subsidiary to the Company or another
     Restricted Subsidiary; provided that (A) any such Indebtedness is made pursuant to an intercompany note and (B) if a Guarantor incurs such
     Indebtedness to a Restricted Subsidiary that is not a Guarantor such
     Indebtedness is subordinated in right of pay ment to the Guarantee of such
     Guarantor; provided further that any subsequent issuance or transfer of any
     Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an
     Incurrence of such Indebtedness;

         (x) Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes):

               (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this
         Indenture to be outstanding;

               (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or

               (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

         (xi) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

         (xii) Indebtedness or Disqualified Stock of the Company or any
     Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which

                                      -48-

     when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $60 million at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section
     4.10(a) from and after the first date on which the Company could have
     Incurred such Indebtedness under Section 4.10(a) without reliance upon this clause (xii));

         (xiii) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so
     long as the Incurrence of such Indebtedness Incurred by the Company or such
     Restricted Subsidiary is permitted under the terms of this Indenture;
     provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted
     Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the
     Guarantee of such Restricted Subsidiary, as applicable;

         (xiv) the Incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness which serves to refund or refinance any
     Indebtedness Incurred as permitted under Section 4.10(a) and clauses (i),
     (ii), (iii), (iv) and (xv) of this Section 4.10(b) or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, "REFINANCING INDEBTEDNESS") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

               (A) has a Weighted Average Life to Maturity at the time such
         Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

               (B) has a Stated Maturity which is no earlier than the Stated
         Maturity of the Indebtedness being refunded or refinanced;

               (C) to the extent such Refinancing Indebtedness refinances
         Indebtedness junior to the Notes or the Guarantee of such Restricted
         Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

               (D) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

                                      -49-

               (E) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company, or
         (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

               (F) if such Refinancing Indebtedness refinances Indebtedness
         Incurred as permitted under Section 4.10(b)(i), the amount of
         Indebtedness permitted to be Incurred under Section 4.10(b)(i) shall be permanently reduced by the amount of any such Refinancing
         Indebtedness.

         (xv) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a
     Restricted Subsidiary in accordance with the terms of this Indenture;
     provided, however, that such Indebtedness or Disqualified Stock is not
     Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either:

               (A) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in Section 4.10(a); or

               (B) the Debt to EBITDA Ratio test would be lower than immediately prior to such acquisition;

         (xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such
     Indebtedness is extinguished within two Business Days of its Incurrence;

         (xvii) Indebtedness of the Company or any Restricted Subsidiary of the
     Company supported by a letter of credit issued pursuant to the Credit
     Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

         (xviii) Contribution Indebtedness; and

         (xix) (A) if the Company could Incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (B) if the Company could not Incur $1.00 of additional
     Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries Incurred for working capital purposes, in either case in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xix), does not exceed the greater of (x) $10 million and (y) 5% of the consolidated assets of the
     Foreign Subsidiaries.

                                      -50-

         (c) Notwithstanding the foregoing, neither the Company nor any
Guarantor may Incur any Indebtedness pursuant to Section 4.10(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such
Indebtedness will be subordinated to the Notes or such Guarantor's Guarantee, as applicable, to at least the same extent as such Subordinated Indebtedness. For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xix) of Section 4.10(b)
or is entitled to be Incurred pursuant to Section 4.10(a), the Company shall, in its sole discretion, classify or reclassify or allocate such item of
Indebtedness in any manner that complies with this covenant and such item of
Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.10.

SECTION 4.11. Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly:

         (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests,
     including any payment in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the
     Company payable solely in Equity Interests (other than Disqualified Stock)
     of the Company; or (B) dividends or distributions so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly
     Owned Restricted Subsidiary, the Company or a Restricted Subsidiary
     receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

         (ii) purchase or otherwise acquire or retire for value any Equity
     Interests of the Company;

         (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under
     Section 4.10(b)(vii) and (ix)); or

         (iv) make any Restricted Investment

                                      -51-

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

         (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (B) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the
     Debt to EBITDA Ratio; and

         (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted
     Subsidiaries after the Issue Date (including, without duplication,
     Restricted Payments permitted by clauses (i), (iv), (vi) and (viii) of
     Section 4.11(b) and any payments of Special Fees pursuant to Section
     4.14(b)(x), but excluding all other Restricted Payments permitted by
     Section 4.11(b)), is less than the sum of, without duplication,

               (1) an amount equal to the Company's EBITDA for the period from the beginning of the first fiscal quarter commencing after December 28,
         2002 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such
         Restricted Payment (the "BASKET PERIOD") less the product of 1.5 times the Company's Consolidated Interest Expense for the Basket Period, plus

               (2) 100% of the aggregate net proceeds, including cash and the
         Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company since the Issue Date from the issue or sale of Equity Interests of the
         Company (excluding Refunding Capital Stock, Designated Preferred Stock,
         Excluded Contributions, Disqualified Stock and the net proceeds received from Equity Offerings to the extent used to redeem Notes in compliance with Section 3.01 and Section 6 of the Notes), including
         Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a
         Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

               (3) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded
         Contributions, Refunding Capital Stock, Designated Preferred Stock,
         Disqualified Stock and the Cash Contribution Amount), plus

                                      -52-

               (4) 100% of the aggregate amount received in cash and the Fair
         Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received from:

               (I)        the sale or other disposition (other than to the
               Company or a Restricted Subsidiary) of Restricted Investments
               made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments,

               (II)        the sale (other than to the Company or a Restricted
               Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or

               (III)        a distribution or dividend from an Unrestricted
               Subsidiary, plus

               (5) in the event any Unrestricted Subsidiary has been
         redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted
         Subsidiary, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Company in such
         Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted
         Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed;

provided, however, that notwithstanding the foregoing, Special Fees may only be paid in accordance with and pursuant to Section 4.14(b)(x).

The Fair Market Value of property other than cash covered by clauses (C)(2),
(3), (4) and (5) above shall be determined in good faith by the Company and

         (x) in the event of property with a Fair Market Value in excess of $15 million, shall be set forth in an Officers' Certificate or

         (y) in the event of property with a Fair Market Value in excess of $30 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

                                      -53-

         (b) The provisions of Section 4.11(a) will not prohibit:

         (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

         (ii) (A) the repurchase, retirement or other acquisition of any Equity
     Interests ("RETIRED CAPITAL STOCK") or Subordinated Indebtedness of the
     Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any
     Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its
     Subsidiaries) (collectively, including any such contributions, "REFUNDING
     CAPITAL STOCK") and(B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

         (iii) the redemption, repurchase or other acquisition or retirement of
     Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company which is Incurred in accordance with Section 4.10 so long as;

               (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

               (B) such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

               (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated
         Indebtedness being so redeemed, repurchased, acquired or retired and

               (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to
         Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

         (iv) the repurchase, retirement or other acquisition for value of
     Equity Interests of the Company held by any future, present or former employee, director or con-

                                      -54-

     sultant of the Company or any Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

               (A) the cash proceeds received by the Company or any of its
         Restricted Subsidiaries from the sale of Equity Interests (other than
         Disqualified Stock) of the Company to members of management, directors or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for
         Restricted Payments under Section 4.11(a)(C)); plus

               (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any single calendar year);

         (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with
     Section 4.10;

         (vi) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than
     Disqualified Stock) issued after the Issue Date; provided, however, that
     (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Debt to EBITDA Ratio of no greater than
     5.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Company directly from any such sale of Designated Preferred
     Stock (other than Disqualified Stock) issued after the Issue Date;

         (vii) Investments in Unrestricted Subsidiaries and joint ventures having an aggregate Fair Market Value, taken together with all other
     Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $40 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                                      -55-

         (viii) the payment of dividends on the Company's common stock of up to
     6.0% per annum of the net proceeds received by the Company from any public offering of common stock;

         (ix) Investments that are made with Excluded Contributions;

         (x) other Restricted Payments in an aggregate amount not to exceed $20 million;

         (xi) the distribution, as a dividend or otherwise, of shares of Capital
     Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

         (xii) payments, whether in the form of cash dividends or other distributions on the Company's Capital Stock or otherwise, used to fund the payment of fees and expenses owed by the Company or its Restricted
     Subsidiaries to Affiliates to the extent permitted by Section 4.14;

         (xiii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

         (xiv) during a period when the Company is treated as a partnership for federal, state or local or foreign income tax purposes and after such period to the extent relating to the liability for such period, the payment of distributions in respect of partners' income tax liability with respect to the Company solely as a result of the Company being a partnership or similar pass-through entity for federal, state or local or foreign income tax purposes in an amount not to exceed the taxable income of the Company multiplied by the highest combined federal, state and local and foreign income tax rate applicable to partners of Blackstone UTP Capital Partners
     LP, Blackstone UTP Capital Partners A LP, Blackstone UTP Offshore Capital
     Partners LP and Blackstone Family Media Partnership III LP;

provided, however, that at the time of, and after giving effect to, any
Restricted Payment permitted under clauses (vi), (vii), (x) and (xi) above, no
Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

         (c) As of the Issue Date, the Company's only Subsidiary (not including
UCDP Finance) will be a Restricted Subsidiary. The Company will not permit any
Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any
Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of
"Investments." Such designation will only be permitted if a Restricted Payment in such

                                      -56-

amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.12. Liens.

         The Company will not and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any
Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its
Subsidiaries unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien is a Permitted
Lien.

SECTION 4.13. Asset Sales.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, cause or make an Asset Sale unless:

         (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the
     Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of,

         (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash
     Equivalents; provided that the amount of:

               (A) any liabilities (as shown on the Company's or such Restricted
         Subsidiary's most recent balance sheet or in the notes thereto) of the
         Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets,

               (B) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted
         Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

               (C) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated
         Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of 2.5% of Total
         Assets and $50 million at the time of the receipt of such Designated
         Non-cash Consideration (with the

                                      -57-

         Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and

               (D) any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with the sale of unimproved real property owned by the Company on the Issue Date (such non-cash consideration being referred to herein as "LAND SALE NON-CASH
         CONSIDERATION")

     shall be deemed to be Cash Equivalents for the purposes of this Section
     4.13(a); and

         (b) Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds from any Asset Sale, the Company or such Restricted
Subsidiary may apply an amount equal to 100% of the Net Proceeds from such Asset
Sale, at its option:

         (i) to permanently reduce Obligations under the Credit Agreement (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company or Pari Passu Indebtedness; provided that if the Company shall so reduce Pari Passu Indebtedness, it will equally and ratably make an Asset Sale Offer to all Holders of Notes as set forth in the following paragraph),

         (ii) to an investment in any one or more businesses (provided that such investment in any business may be in the form of the acquisition of Capital
     Stock so long as it results in the Company or a Restricted Subsidiary, as the case may be, owning substantially all the Capital Stock of such business), or capital expenditures, in each case used or useful in a
     Similar Business and/or

         (iii) to make an investment in any one or more businesses (provided that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Company or a Restricted
     Subsidiary, as the case may be, owning substantially all the Capital Stock of such business), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

         (c) Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash
Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such
Net Proceeds used to make an offer to purchase Notes, as described in clause
(a)(iii)(A) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer to purchase, prepay or redeem (an "ASSET SALE OFFER") on a pro rata basis the maximum principal amount of

                                      -58-

Notes and other Pari Passu Indebtedness that may be purchased out of such Excess
Proceeds to (i) all Holders of Notes and (ii) all holders of any other Pari
Passu Indebtedness of the Company on the terms and to the extent contemplated by the provisions governing such Pari Passu Indebtedness. Such Asset Sale Offer will be at an offer price in cash (A), in the case of the Notes, of 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in the Indenture) and (B), in the case of other Pari Passu
Indebtedness of the Company, sufficient to comply with the provisions governing such Pari Passu Indebtedness of the Company (provided that in no event shall the
Company offer to purchase Pari Passu Indebtedness at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon). To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the
Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the pro rata amount of Excess Proceeds to be used to purchase the Notes, the
Trustee shall select the Notes to be purchased in the manner described below.
Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (d) The Company will commence an Asset Sale Offer with respect to
Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $20.0 million. The Asset Sale Offer will remain open for a period of 20
Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "ASSET SALE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Sale Offer Period
(the "ASSET SALE PURCHASE DATE"), the Company will repurchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the "ASSET SALE OFFER AMOUNT") or, if less than the Asset Sale
Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer.

         (e) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, at least 30 but not more than 60 days before the
Asset Sale Purchase Date, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale
Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (i) that the Asset Sale Offer is being made pursuant to this Section
     4.13;

         (ii) the purchase price (including the amount of accrued interest) and the Asset Sale Purchase Date;

         (iii) that any Note not tendered will continue to accrue interest;

                                      -59-

         (iv) that, unless the Company defaults in making payment therefor, any
     Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

         (v) that Holders electing to have a Note purchased pursuant to an Asset
     Sale Offer will be required to surrender the Note, with the form entitled
     "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Payment
     Date;

         (vi) that Holders will be entitled to withdraw their election if the
     Paying Agent receives, not later than the second Business Day prior to the
     Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

         (viii) the circumstances and relevant facts regarding such Asset Sale
     Offer.

         (f) If more Notes are tendered pursuant to the Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such
Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirement); provided that no Notes of $1,000 or less shall be purchased in part. The Company will deliver to the Trustee an Officers'
Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13 and, in addition, the Company will deliver all certificates and Notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Company or the
Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu
Indebtedness, as the case may be, an amount equal to the repurchase price of the
Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple of
$1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

                                      -60-

         (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of
Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.14. Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "AFFILIATE TRANSACTION") if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of
$5 million, unless:

         (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction by the Company or such
     Restricted Subsidiary with an unrelated Person; and

         (ii) with respect to any Affiliate Transaction or series of related
     Affiliate Transactions involving an aggregate amount in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

         (b) The foregoing provisions will not apply to the following:

         (i) transactions between or among the Company and/or any of its
     Restricted Subsidiaries;

         (ii) Restricted Payments permitted by Section 4.11;

         (iii) the payment of annual management, consulting, monitoring and advisory fees to Vivendi and its Affiliates and Blackstone and its
     Affiliates in an amount in any fiscal year not to exceed $3.0 million in the aggregate;

         (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or of Affiliates of the Company providing services to the Company;

                                      -61-

         (v) payments by the Company or any of its Restricted Subsidiaries to
     Blackstone made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of
     Directors of the Company in good faith;

         (vi) transactions in which the Company or any of its Restricted
     Subsidiaries, as the case may be, delivers to the Trustee a letter from an
     Independent Financial Advisor stating that such transaction is fair to the
     Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.14(a);

         (vii) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of
     Directors of the Company in good faith;

         (viii) any agreement (other than with Blackstone or Vivendi) as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

         (ix) the existence of, or the performance by the Company or any of its
     Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue
     Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its
     obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

         (x) the payment to Vivendi or UPR of (i) current portions of the
     Special Fee pursuant to the terms of the Partnership Agreement as in effect on the Issue Date or as modified in a manner no less favorable to the
     Company, so long as after giving effect to such payment, on a pro forma basis, the Company would have had a Debt to EBITDA Ratio of no greater than
     5.00 to 1.00 and (ii) current or deferred portions of the Special Fee pursuant to the terms of the Partnership Agreement as in effect on the
     Issue Date or as modified in a manner no less favorable to the Company, so long as after giving effect to such payment, on a pro forma basis, the
     Company would have had a Debt to EBITDA Ratio of no greater than 4.00 to
     1.00; provided, however, that the aggregate amount of such payments made pursuant to clause (i) above shall not exceed $20 million in any fiscal year;

         (xi) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in

                                      -62-

     compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the
     Board of Directors or the senior management of the Company, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

         (xii) the issuance of Equity Interests (other than Disqualified Stock)
     of the Company to any Permitted Holder;

         (xiii) transactions with Vivendi consisting of reimbursement of expenses, sharing of operating and capital costs, licensing and sublicensing of rights under intellectual property, joint marketing arrangements, sharing of personnel and employees, coverage under insurance policies and joint purchasing arrangements, in each case consistent with past practice or practice in effect on the Issue Date or as modified in a manner no less favorable to the Company; and

         (xiv) the reimbursement of out of pocket expenses actually and properly incurred by Vivendi or its Affiliates, UPR and Blackstone or its Affiliates
     in connection with activities of the Company as permitted pursuant to the
     Partnership Agreement as in effect on the Issue Date or as modified in a manner no less favorable to the Company.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

         (i) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or by, its profits; or
     (B) pay any Indebtedness owed to the Company or any of its Restricted
     Subsidiaries;

         (ii) make loans or advances to the Company or any of its Restricted
     Subsidiaries; or

         (iii) sell, lease or transfer any of its property or assets to the
     Company or any of its Restricted Subsidiaries.

         (b) Notwithstanding the foregoing, this Section 4.15 will not prohibit such encumbrances or restrictions existing under or by reason of:

         (i) contractual encumbrances or restrictions in effect on the Issue
     Date, including pursuant to the Credit Agreement and the other Senior
     Credit Documents;

                                      -63-

         (ii) this Indenture and the Notes;

         (iii) applicable law or any applicable rule, regulation or order;

         (iv) any agreement or other instrument relating to Indebtedness of a
     Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

         (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

         (vi) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.10 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

         (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

         (ix) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (a)(iii) above on the property so acquired;

         (x) customary provisions contained in leases and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (a)(iii) above;

         (xi) other Indebtedness of Restricted Subsidiaries (A) that are
     Guarantors that is Incurred subsequent to the Issue Date pursuant to
     Section 4.10 or (B) that are Foreign Subsidiaries that is Incurred subsequent to the Issue Date pursuant to clauses (iv), (xii) or (xix) of
     Section 4.10(b); or

         (xii) any encumbrances or restrictions of the type referred to in clauses (a)(i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supple-

                                      -64-

     ments, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.16. Future Guarantors.

         (a) The Company shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary that

         (i) guarantees any Indebtedness of the Company or any of its Restricted
     Subsidiaries; or

         (ii) Incurs an Indebtedness or issues any shares of Disqualified Stock or Preferred Stock permitted to be Incurred or issued pursuant to Section
     4.10(a) or Section 4.10(b)(i), (xii) or (xix) or not permitted to be
     Incurred by Section 4.10

to execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Wholly
Owned Restricted Subsidiary shall guarantee payment of the Notes.

         (b) In addition, the Company shall cause each non-wholly owned Domestic
Subsidiary that is a Significant Subsidiary that guarantees any Indebtedness under the Credit Agreement to execute and deliver to the Trustee a supplemental indenture reasonably satisfactory to the Trustee pursuant to which such
Subsidiary will guarantee payment of the Notes.

SECTION 4.17. Limitation on Business Activities of UCDP Finance.

         UCDP Finance will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to the Company or any
Wholly Owned Restricted Subsidiary, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness incurred by the Company, including the
Notes and the Exchange Notes, if any, that is permitted to be incurred by the
Company under Section 4.10 (provided that the net proceeds of such Indebtedness are retained by the Company or loaned to or contributed as capital to one or more Restricted Subsidiaries other than UCDP Finance) and activities incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with UCDP Finance in violation of this Section 4.17.

SECTION 4.18. Reports and Other Information.

         (a) Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules

                                      -65-

and regulations promulgated by the SEC, the Issuers will, to the extent permitted by the Exchange Act, beginning with the first required filing after the Exchange Offer, file with the SEC (and provide the Trustee and the Holders of the Notes with copies thereof, without cost to each Holder, within 15 days after filing with the SEC),

         (i) within 90 days after the end of each fiscal year (or such shorter period as may be required by the SEC), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

         (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC), reports on Form 10-Q (or any successor or comparable form),

         (iii) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), such other reports on Form 8-K (or any successor or comparable form), and

         (iv) any other information, documents and other reports which the
     Issuers would be required to file with the SEC if it were subject to
     Section 13 or 15(d) of the Exchange Act;

provided, however, the Issuers shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuers will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuers would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the
Exchange Act. Notwithstanding the foregoing, (A) such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement,
and any amendments thereto, with such financial information that satisfies
Regulation S-X of the Securities Act and (B) audited financial statements relating to periods subsequent to the Issue Date will not be required to be presented on a side-by-side or comparative basis with any of the Company's financial statements audited by Arthur Andersen LLP.

         (b) In addition, beginning with the quarter ended March 29, 2003, until the Issuers have filed with the SEC the Exchange Offer Registration Statement and/or Shelf Registration Statement, the Issuers will make available to Holders of the Notes within 60 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year, financial statements and a management's discussion and analysis for each such period similar to that which would be included in a Form 10-Q or Form 10-K, as applicable; provided, however that the
Company will not be required to provide separate financial statements or a management's discussion and analysis for fiscal year 2002. Notwithstanding the foregoing, any historical fi-

                                      -66-

nancial statements provided pursuant to this Section 4.18(b) relating to periods during which the Company retained Arthur Andersen LLP to act as its independent auditor need not provide any more detail or be in a different form than the financial statements relating to such periods contained in the Offering
Memorandum.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

         (a) Neither of the Issuers will consolidate or merge with or into, or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its properties or assets in one or more related transactions, to any Person, unless:

         (i) such Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United
     States, any state thereof, the District of Columbia, or any territory thereof (such Issuer or such Person, as the case may be, being herein called the "SUCCESSOR COMPANY");

         (ii) the Successor Company (if other than such Issuer) expressly assumes all the obligations of such Issuer under this Indenture and the
     Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

         (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

         (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

                                      -67-

               (A) the Successor Company would be permitted to Incur at least
         $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in Section 4.10(a) or

               (B) the Debt to EBITDA Ratio for the Successor Company and its
         Restricted Subsidiaries would be no higher than such ratio for the
         Company and its Restricted Subsidiaries immediately prior to such transaction;

         (v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its
     Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

         (vi) the Company shall have delivered to the Trustee an Officers'
     Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply this Indenture.

         (b) Except as provided in Article Ten, no Guarantor may, and the
Company shall not permit such a Guarantor to, consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

         (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such
     Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the
     United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "SUCCESSOR GUARANTOR");

         (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such
     Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

         (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been
     Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

         (iv) such Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee,

                                      -68-

     each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         (c) Upon any consolidation or merger of either Issuer, or any transfer of all or substantially all of the assets of either Issuer in accordance with
Section 5.01(a), in which such Issuer is not the continuing obligor under the
Notes, the Successor Company formed by such consolidation or into which such
Issuer is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes with the same effect as if such
Successor Company had been named therein as such Issuer and such Issuer will be released from the obligation to pay the principal of and interest on the Notes and all of such Issuer's other obligations and covenants under the Notes and this Indenture, if applicable.

         (d) Notwithstanding clause (iii) or (iv) of Section 5.01(a), (i) any
Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary, and (ii) the Company may merge with any Affiliate incorporated solely for the purpose of reincorporating or reforming the Company in another state of the
United States so long as the amount of Indebtedness of the Company and its
Restricted Subsidiaries is not increased thereby.

         (e) Notwithstanding Section 5.01(b), a Guarantor may merge with an
Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States so long as the amount of Indebtedness of such Guarantor is not increased thereby.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

         Each of the following is an "EVENT OF DEFAULT":

         (a) a default in any payment of interest on any Note when due continued
     for 30 days;

         (b) a default in the payment of principal or premium, if any, of any
     Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

         (c) the failure by the Issuers to comply with their obligations under
     Section 5.01;

                                      -69-

         (d) the failure by the Issuers to comply for 30 days after notice with any of their obligations under 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
     4.16, 4.17 and 4.18 (other than a failure to purchase Notes when required by Sections 4.09 and 4.13);

         (e) the failure by the Issuers to comply for 60 days after notice with their other agreements contained in the Notes or this Indenture;

         (f) the failure by the Issuers or any Significant Subsidiary to pay any
     Indebtedness (other than Indebtedness owing to the Company or a Restricted
     Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million;

         (g) a court having jurisdiction in the premises enters (i) a decree or order for relief in respect of the Company or any of its Significant
     Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its
     Significant Subsidiaries bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant
     Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or
     of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (i) or (ii) above remains unstayed and in effect for a period of 60 consecutive days;

         (h) the Company or any of its Significant Subsidiaries:

               (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

               (ii) consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an
         involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; or

               (iii) files a petition or answer or consent seeking
         reorganization or relief under any applicable federal or state law; or

               (iv) consents to the filing of such petition or to the
         appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, se-

                                      -70-

     questrator or similar official of the Company or any of its Significant
     Subsidiaries or of any substantial part of its property; or

               (v) makes an assignment for the benefit of creditors; or

               (vi) admits in writing its inability to pay its debts generally as they become due.

         (i) the failure by the Issuers or any Significant Subsidiary to pay final non-appealable judgments aggregating in excess of $25 million (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days; or

         (j) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any
     Guarantor denies or disaffirms its obligations under this Indenture or any
     Guarantee and such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such
Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         Notwithstanding anything to the contrary herein, a Default under clause
(d) or (e) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers of the Default and the Issuers do not cure such Default within the time specified in such clause (d) or (e) after the receipt of such notice.

SECTION 6.02. Acceleration.

         (a) In the case of an Event of Default arising from either Section
6.01(g) or (h) with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and interest on all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately.

         (b) At any time after a declaration of acceleration with respect to the
Notes as described in the preceding paragraph, the Holders of a majority in principal amount of outstanding Notes, by notice to the Trustee, may rescind and cancel such declaration and its consequences:

                                      -71-

         (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

         (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration;

         (iii) to the extent the payment of such interest is lawful, interest on overdue installments of overdue principal, premium and interest, which has become due otherwise than by such declaration of acceleration, has been paid; and

         (iv) in the event of the cure or waiver of a Default of the type set forth in Section 6.01(g) or (h), the Trustee shall have received an
     Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such waiver or rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the
Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

         Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Note as specified in Section
6.01(a) or (b). The Issuers shall deliver to the Trustee an Officers'
Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is deemed cured.

SECTION 6.05. Control by Majority.

         The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on
it. Subject to Section 7.01, however, the

                                      -72-

Trustee may refuse to follow any direction that conflicts with any law or this
Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability.
Prior to the Trustee taking any action or following any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking or not taking such action or following or not following such direction.

SECTION 6.06. Limitation on Suits.

         (a) Except with respect to a Default in the payment of principal of, premium, if any, or interest on any Note as specified in Section 6.01(a) or (b), a Noteholder may not pursue any remedy with respect to this Indenture or the
Notes unless:

         (i) the Holder gives to the Trustee written notice of a continuing
     Event of Default;

         (ii) the Holders of at least 25% in principal amount of the outstanding
     Notes have made a written request to the Trustee to pursue the remedy;

         (iii) such Holder offers and provides to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity; and

         (v) during such 60-day period, the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         (b) A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other
Noteholder.

SECTION 6.07. Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any
Holder to receive payment of principal of and premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and

                                      -73-

accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee
(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

         If the Trustee collects any money or property pursuant to this Article
Six, it shall pay out the money or property in the following order:

         First: to the Trustee for amounts due under Section 7.07;

         Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

         Third: to Holders for principal and premium due and unpaid on the
     Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

         Fourth: to the Issuers or to the Guarantors, if any, as their respective interests may appear.

                                      -74-

         The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a
Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than
10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

         (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

         (i)        the Trustee need perform only those duties as are
     specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

         (ii)        in the absence of bad faith on its part, the Trustee may
     conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers'
     Certificates) or opinions (including Opinions of Counsel) furnished to the
     Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated
     therein).

         (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                      -75-

         (i)        This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

         (ii)        The Trustee shall not be liable for any error of judgment
     made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (iii)        The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section
7.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely conclusively and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an
     Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                                      -76-

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this
     Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any
     Officers' Certificate), statement, instrument, opinion (including any
     Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

         (j) The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and
     such notice references the Notes and this Indenture.

         (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         (l) The Trustee may request that the Issuers deliver an Officers'
     Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this
     Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person

                                      -77-

     specified as to authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their
Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the
Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the
Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this
Indenture.

SECTION 7.05. Notice of Default.

         If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Noteholder notice of the uncured Default within the earlier of 90 days after such Default occurs or 30 days after such Default is actually known to a Trust Officer or written notice of such Default is received by the Trustee. Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control
Payment Date pursuant to a Change of Control Offer or the Asset Sale Purchase
Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Di rectors, the executive committee, or a trust committee of directors and/or Trust Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06. Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with May 15, 2003, the
Trustee shall, to the extent that any of the events described in TIA (Section)
313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
(Section) 313(a). The Trustee also shall comply with TIA (Sections) 313(b),
313(c) and 313(d). A copy of each report at the time of its mailing to
Noteholders shall be mailed to the Issuers and filed with the SEC and each securities exchange, if any, on which the Notes are listed. The Issuers shall promptly notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA
(Section) 313(d).

                                      -78-

SECTION 7.07. Compensation and Indemnity.

         The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel)
incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the
Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Issuers shall indemnify each of the Trustee or any predecessor
Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes
(other than taxes based upon, measured by or determined by the income of the
Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Issuers or
Noteholders or any other Person) or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The
Trustee shall notify the Issuers promptly of any claim asserted against the
Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuers may, subject to the approval of the
Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The
Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Issuers' payment obligations in this Section 7.07, the
Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee.

         When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(g) or (h) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

                                      -79-

         Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

         (a) The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:

         (i)        the Trustee fails to comply with Section 7.10;

         (ii)       the Trustee is adjudged a bankrupt or an insolvent;

         (iii)      a receiver or other public officer takes charge of the
     Trustee or its property; or

         (iv)       the Trustee becomes incapable of acting.

         (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the
Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor
Trustee shall have all the rights, powers and duties of the Trustee under this
Indenture. A successor Trustee shall mail notice of its succession to each
Noteholder.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor
Trustee at the expense of the Issuers.

         (e) If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                                      -80-

         (f) Notwithstanding replacement of the Trustee pursuant to this Section
7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article
Seven.

SECTION 7.10. Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA (Sections) 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee
shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (Section) 310(b); provided, however, that there shall be excluded from the operation of TIA (Section) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of either Issuer are outstanding, if the requirements for such exclusion set forth in TIA (Section) 310(b)(1) are met.
The provisions of TIA (Section) 310 shall apply to the Issuers and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuers.

         The Trustee, in its capacity as Trustee hereunder, shall comply with
TIA (Section) 311(a), excluding any creditor relationship listed in TIA
(Section) 311(b). A Trustee who has resigned or been removed shall be subject to
TIA (Section) 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuers' Obligations.

         (a) The Issuers may terminate their obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by it hereunder, or if:

         (i) either (A) pursuant to Article Three, the Issuers shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of

                                      -81-

     all of the Notes in accordance with the provisions hereof or (B) all Notes have otherwise become or will become due and payable;

         (ii) the Issuers shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government
     Obligations, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government
     Obligations, or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to the Notes;

         (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit)
     and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the Credit Agreement or any other material agreement or instrument to which either Issuer or any of its Restricted
     Subsidiaries is a party or by which it is bound;

         (iv) the Issuers shall have paid all other sums payable by each of them hereunder; and

         (v) the Issuers shall have delivered to the Trustee an Officers'
     Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuers'
     obligations under the Notes and this Indenture have been complied with.
     Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects either Issuer.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the
Notes and this Indenture except for those surviving obligations specified in clause (b) below.

         (b) Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01,
4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers' obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                                      -82-

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

         (a) The Issuers may, at their option by Board Resolution of the Board of Directors of each Issuer, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

         (b) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding
Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture shall be deemed to have satisfied all of their obligations under this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

         (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

         (ii) the Issuers' obligations with respect to such Notes under Article
     Two and Section 4.02 hereof;

         (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith; and

         (iv) this Article Eight.

Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of their option under Section 8.02(c) hereof.

         (c) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.09 through
4.18, Section 5.01 and clauses (c), (d), (f), (g) (with respect to Significant
Subsidiaries only), (h) (with respect to Significant Subsidiaries only), (i)
(with respect to Significant Subsidiaries only) and (j) of Section 6.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders

                                      -83-

(and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender, U.S. Government
Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02(b) hereof, the
Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such
Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.02(c) hereof, the
Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Event of Default shall have occurred and be continuing either:
(a) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds

                                      -84-

to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided, however, that such Legal
Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any material agreement or instrument (other than this Indenture) to which the
Issuers or any of their Restricted Subsidiaries are a party or by which the
Issuers or any of their Restricted Subsidiaries are bound;

         (f) the Issuers must deliver to the Trustee an Officers' Certificate satisfactory to it stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of either
Issuer with the intent of defeating, hindering, delaying or defrauding creditors of either Issuer or others; and

         (g) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to it stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04. Application of Trust Money.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and
U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S.
Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with the Issuers.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S.
Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the
Trustee shall deliver or pay to the Issuers from time to time upon the Issuers'
written request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or
Covenant Defeasance.

                                      -85-

SECTION 8.05. Repayment to the Issuers.

         Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the
Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, shall at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the
Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided, however, that if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S.
Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

         The Issuers and the Trustee, together, may amend or supplement this
Indenture or the Notes without notice to or consent of any Noteholder to:

         (a) cure any ambiguity, omission, defect or inconsistency;

         (b) provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for pur-

                                      -86-

poses of Section 163(f) of the Code, or in a manner such that the uncertificated
Notes are described in Section 163(f)(2)(B) of the Code;

         (c) add Guarantees;

         (d) secure the Notes;

         (e) provide for the assumption of either Issuer's obligations to
Holders of Notes by a successor corporation, partnership or limited liability company in the case of a merger or consolidation or sale of all or substantially all of either Issuer's assets as contemplated by Section 5.01;

         (f) make any change that would provide any additional rights or benefits to the Holders of Notes or surrender any power conferred upon the
Issuers;

         (g) make any change that would not adversely affect the rights of any
Holder;

         (h) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (i) provide for the issuance of the Exchange Notes or Additional Notes;

provided, however, that the Issuers have delivered to the Trustee an Opinion of
Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

         (a) Subject to Sections 6.07 and 9.03, the Issuers and the Trustee,
together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to
Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other
Noteholders.

         (b) Notwithstanding Section 9.02(a), without the consent of each
Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

         (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                                      -87-

         (ii) reduce the rate of or extend the time for payment of interest on any Note;

         (iii) reduce the principal of or extend the Stated Maturity of any
     Note;

         (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under
     Section 5 or Section 6 of the Notes;

         (v) make any Note payable in money other than that stated in the Notes;

         (vi) impair the right of any Holder of Notes to receive payment of principal of, premium, if any, and interest on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Notes;

         (vii) make any change in the amendment provisions which require each
     Holder's consent or in the waiver provisions; or

         (viii) modify the Guarantees, if any, in any manner adverse to the
     Holders.

         (c) The Subordination Agreement may only be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding.

         (d) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

         (e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with TIA.

         From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or any Guarantee shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

         (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any
Note. However, any such Holder or subsequent

                                      -88-

Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (viii) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a
Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those
Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

SECTION 9.05. Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the
Issuers may require the Holder of the Note to deliver it to the Trustee. The
Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the
Issuers' expense. Alternatively, if the Issuers or the Trustee so determine, the
Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this
Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this
Indenture and constitutes the legal, valid and binding obligations of each
Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuers.

                                      -89-

                                   ARTICLE TEN

                                    GUARANTEE

SECTION 10.01. Unconditional Guarantee.

         (a) Subject to the provisions of this Article Ten, each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on a senior basis, to each Holder of a Note authenticated and delivered by the
Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (i) (A) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (B) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (C) the due and punctual payment and performance (within applicable grace periods hereunder) of all other obligations of the Issuers and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the
Holders or the Trustee hereunder or thereunder (including amounts due the
Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee
Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture or under the
Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the
Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuers.

         (b) Each Guarantor, if any, upon the execution and delivery of a
Guarantee pursuant to Section 4.16, shall hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guar-

                                      -90-

antee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. Each Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or such Guarantor, any amount paid by the Issuers or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each
Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to
Section 4.16, shall further agree that, as between it, on the one hand, and the
Holders of Notes and the Trustee, on the other hand, (i) subject to this Article
Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

SECTION 10.02. Limitation on Guarantor Liability.

         Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such
Guarantor not constitute a fraudulent transfer or conveyance for purposes of
Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03. Execution and Delivery of Guarantee.

         To further evidence its Guarantee set forth in Section 10.01, each
Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to
Section 4.16, hereby agrees that a notation of its Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. The Guarantee of any Guarantor shall be executed on behalf of such Guarantor by either manual or facsimile signature of one Officer or other Person duly authorized by all necessary corporate, partnership or limited liability action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate, partnership or limited liability action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                                      -91-

         Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a
Guarantee no longer holds that office at the time the Trustee authenticates the
Note on which such Guarantee is endorsed or at any time thereafter, such
Guarantor's Guarantee of such Note shall nevertheless be valid.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04. Release of a Guarantor.

         (a) In the event a Guarantor is sold (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), such Guarantor will be released from its obligations under this
Indenture and its Guarantee if:

         (i) the sale is in compliance with Section 4.13(a); and

         (ii) such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit
     Agreement and any other Indebtedness of the Company or any Subsidiary of the Company.

         (b) A Guarantor that is a Subsidiary of the Company will automatically be released from its obligations under this Indenture, the Guarantee and the
Registration Rights Agreement (x) if the applicable Subsidiary ceases to be a
Subsidiary as a result of any foreclosure of any pledge or security interest securing Indebtedness under the Credit Agreement or other exercise of remedies in respect thereof or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit
Agreement or (y) if the Company designates such Guarantor as an Unrestricted
Subsidiary and such designation complies with the other applicable provisions of this Indenture.

         (c) The Trustee shall execute an appropriate instrument prepared by the
Company evidencing the release of a Guarantor from its obligations under its
Guarantee upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more
Officers' Certificates of the Company.

         (d) Except as set forth in Articles Four and Five and this Section
10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another
Guarantor or shall prevent any

                                      -92-

sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05. Waiver of Subrogation.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor, upon execution and delivery of a Guarantee pursuant to Section 4.16, hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the
Issuers that arise from the existence, payment, performance or enforcement of the Issuers' obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this
Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the
Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06. Immediate Payment.

         Each Guarantor, upon the execution and delivery of a Guarantee pursuant to Section 4.16, agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective
Holders upon receipt of a demand for payment therefor by the Trustee to such
Guarantor in writing.

SECTION 10.07. No Set-Off.

         Each payment to be made by a Guarantor hereunder in respect of the
Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

                                      -93-

SECTION 10.08. Guarantee Obligations Absolute.

         The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.09. Guarantee Obligations Continuing.

         The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued
liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a
Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 10.10. Guarantee Obligations Not Reduced.

         The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.11. Guarantee Obligations Reinstated.

         The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder
(whether such payment shall have been made by or on behalf of the Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of either Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuers or any other
Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of either Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

                                      -94-

SECTION 10.12. Guarantee Obligations Not Affected.

         The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder
(and whether or not known or consented to by any Guarantor or any of the
Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the
Holders or otherwise, including, without limitation:

         (a) any limitation of status or power, disability, incapacity or other circumstance relating to either Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting either Issuer or any other Person;

         (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of either Issuer or any other
     Person under this Indenture, the Notes or any other document or instrument;

         (c) any failure of either Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Guarantee, or to give notice thereof to a Guarantor;

         (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against either
     Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

         (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to either
     Issuer or any other Person;

         (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

         (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of either Issuer or a Guarantor;

         (h) any merger or amalgamation of either Issuer or a Guarantor with any
     Person or Persons; and

                                      -95-

         (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its
     Guarantee.

SECTION 10.13. Waiver.

         Without in any way limiting the provisions of Section 10.01, each
Guarantor, upon the execution and delivery of a Guarantee pursuant to Section
4.16, hereby waives notice of acceptance hereof, notice of any liability of any
Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuers, protest, notice of dishonor or non-payment of any of the
Guarantee Obligations, or other notice or formalities to the Issuers or any
Guarantor of any kind whatsoever.

SECTION 10.14. No Obligation To Take Action Against the Company.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuers or any other
Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.15. Dealing with the Issuers and Others.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;

         (b) take or abstain from taking security or collateral from the Issuers or from perfecting security or collateral of the Issuers;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration)
     any and all collateral, mortgages or other security given by the Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

         (d) accept compromises or arrangements from the Issuers;

         (e) apply all monies at any time received from the Issuers or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change

                                      -96-

     any such application in whole or in part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the
     Trustee may see fit.

SECTION 10.16. Default and Enforcement.

         If any Guarantor fails to pay in accordance with Section 10.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17. Amendment, Etc.

         No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 10.18. Acknowledgment.

         Each Guarantor hereby acknowledges communication of the terms of this
Indenture and the Notes and consents to and approves of the same.

SECTION 10.19. Costs and Expenses.

         Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees and expenses on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any
Guarantee.

SECTION 10.20. No Merger or Waiver; Cumulative Remedies.

         No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this
Indenture. No failure to exercise and no delay in exercising, on the part of the
Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the
Notes and any other document or instrument between a Guarantor and/or the
Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

                                      -97-

SECTION 10.21. Survival of Guarantee Obligations.

         Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuers or any Guarantor.

SECTION 10.22. Guarantee in Addition to Other Guarantee Obligations.

         The obligations of each Guarantor under its Guarantee and this
Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the
Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.23. Severability.

         Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this
Indenture and this Article Eleven.

SECTION 10.24. Successors and Assigns.

         Each Guarantee shall be binding upon and inure to the benefit of each
Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01. TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 11.02. Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized

                                      -98-

overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Issuers:

         c/o Universal City Development Partners, Ltd.
         1000 Universal Studios Plaza
         Orlando, Florida 32819
         Attention:  Chief Financial Officer
         Facsimile:     (407) 224-6740

     with a copy to:

         Attention:  Vice President, Legal Affairs
         Facsimile:     (407) 363-8219

     with a copy to:

         Cravath Swaine & Moore
         825 Eighth Avenue
         New York, New York 10019
         Attention: Thomas Brome

         Facsimile:     (212) 474-3700

     if to the Trustee:

         The Bank of New York
         101 Barclay Street, 8th Floor West
         New York, New York 10286
         Attention:  Corporate Trust Administration

         Facsimile:     (212) 815-5707

         The Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

                                      -99-

         Any notice or communication mailed to a Noteholder shall be mailed to him or her by first class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA (Section) 312(b) with other
Noteholders with respect to their rights under this Indenture or the Notes. The
Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA (Section) 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

         (a) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

                                     -100-

         (d) a statement as to whether or not, in the opinion of each such
Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an
Officers' Certificate or certificates of public officials.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

         The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

         If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 11.08. Governing Law; Waiver of Jury Trial.

         THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY, WILL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS
APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLEY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY
IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES
OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

         No director, officer, employee, incorporator or stockholder of either
Issuer or of any Guarantor, if any, as such, shall have any liability for any obligations of such Issuer or the Guarantors, if any, under the Notes, this
Indenture, the Guarantors' Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

                                     -101-

SECTION 11.11. Successors.

         All agreements of the Issuers and the Guarantors, if any, in this
Indenture, the Notes and the Guarantees shall bind their respective successors.
All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Duplicate Originals.

         All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

         In case any one or more of the provisions in this Indenture, in the
Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                   UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.,
                                     a Florida limited partnership

                                   By: /s/ M. J. Short
                                       -----------------------------------------
                                       Name:
                                       Title: Authorized Agent

                                   UCDP FINANCE, INC.

                                   By: /s/ M. J. Short
                                       -----------------------------------------
                                       Name:
                                       Title:

                                      S-1

                                   THE BANK OF NEW YORK, as Trustee

                                   By: /s/ Mary LaGumina
                                       -----------------------------------------
                                       Name: Mary LaGumina
                                       Title: Vice President

                                      S-2

                                                                       EXHIBIT A
                                                                       ---------

                                  FORM OF NOTE

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE
INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS
OF THE INDENTURE]

                    UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
                               UCDP FINANCE, INC.
                            11 3/4% Senior Notes 2010

                                                            CUSIP No.[        ]
No.  [        ]                                                     $[        ]

         UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the "Company"), and UCDP FINANCE, INC., a Florida corporation
("UCDP Finance" and, together with the Company, the "Issuers"), for value received promises to pay to CEDE & CO. or its registered assigns, the principal
sum of [                      ] on April 1, 2010.

         Interest Payment Dates: April 1 and October 1, commencing October 1,
2003.

         Record Dates: March 15 and September 15.

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                                      A-1

         IN WITNESS WHEREOF, each Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                   UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.,
                                     a Florida limited partnership

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: Authorized Agent

                                   UCDP FINANCE, INC.

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                      A-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the 11 3/4% Senior Notes due 2010 described in the within-mentioned Indenture.

Dated:  [          ]                          THE BANK OF NEW YORK,
                                              as Trustee

                                              By:
                                                 -------------------------------
                                                 Authorized Signatory

                                      A-3

                                (Reverse of Note)

                          11 3/4% Senior Notes due 2010

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         SECTION 1. Interest. UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a
Florida limited partnership (the "Company"), and UCDP FINANCE, INC., a Florida
corporation ("UCDP Finance" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at 11 3/4% per annum from the date of the original issuance of the Notes until maturity. The
Issuers will pay interest semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day
(each, an "INTEREST PAYMENT DATE"), commencing October 1, 2003. Interest on the
Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 2. Method of Payment. The Issuers will pay interest on the
Notes (except defaulted interest) to the Persons who are registered Holders of
Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the
Issuers, payment of interest may be made by check mailed to the Holders of the
Notes not issued in global form at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Issuers, the
Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose.

         SECTION 3. Paying Agent and Registrar. Initially, The Bank of New York,
the Trustee under the Indenture, will act as Paying Agent and Registrar. The
Issuers may change any Paying Agent or Registrar without notice to any Holder.
The Issuers or any of their Subsidiaries may act in any such capacity.

         SECTION 4. Indenture. The Issuers issued the Notes under an Indenture dated as of March 28, 2003 ("INDENTURE") by and among the Issuers and the
Trustee. The

                                      A-4

terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15
U.S. Code (Sections) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         SECTION 5. Optional Redemption. Except as set forth in Section 6 hereof, the Notes will not be redeemable at the Issuers' option until April 1,
2007. On or after April 1, 2007, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

          YEAR                                                PERCENTAGE
          ----                                                ----------
          2007..........................................       105.875%
          2008..........................................       102.938%
          2009 and thereafter...........................       100.000%

         SECTION 6. Optional Redemption upon Public Offering. At any time on or prior to April 1, 2006, the Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued under the Indenture, including Additional Notes permitted under the Indenture, if any, with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of
Holders on the relevant Record Date to receive interest due on the relevant
Interest Payment Date); provided, however, that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture, including
Additional Notes permitted under the Indenture, if any, remains outstanding immediately after the occurrence of each such redemption and (ii) such redemption shall occur within 90 days after the date on which such Equity
Offering is consummated.

         SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The
Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

         SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a
Change of Control, and subject to certain conditions set forth in the Indenture, the Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders to receive interest due on the relevant interest payment date).

         The Issuers are, under certain circumstances, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any,

                                      A-5

thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

         SECTION 9. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on
Notes or portions thereof called for redemption.

         SECTION 10. Denominations, Transfer, Exchange. The Notes are in
registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers or the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers or the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the
Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

         SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare by notice to the Issuers all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuers or any
Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the
Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding
Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing

                                      A-6

Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then outstanding by notice to the
Trustee may on behalf of the Holders of all of the Notes waive any existing
Default and its consequences under the Indenture except a continuing Default in the payment of principal of, premium, if any, or interest on the Notes.

         SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its
Restricted Subsidiaries to incur indebtedness, to make restricted payments, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of either Issuer or any Guarantor, if any, as such, shall have any liability for any obligations of either Issuer or the Guarantors, if any, under the Notes, the Indenture, the Guarantors' Guarantees or for any
claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 16. Trustee Dealings with the Company. The Trustee under the
Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

         SECTION 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         SECTION 19. Additional Rights of Holders of Restricted Global Notes and
Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the
Registration Rights Agreement, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 11 3/4% Senior Note due 2010 of the Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such
Note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes

                                      A-7

are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

         SECTION 20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         SECTION 21. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

--------------------
(a)  This Section not to appear on Exchange Notes or on Notes the Holder of which is not a party to the Registration Rights Agreement.

                                      A-8

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _________________________________ agent to transfer this
Note on the books of the Issuers.  The agent may substitute another to act for him.

Dated:                                Signed:
      ------------------------               -----------------------------------
                                             (Sign exactly as name appears on
                                             the other side of this Note)

Signature Guarantee:
                                    --------------------------------------------
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                    Check One
                                    ---------

(1)    [ ]     to either Issuer or a subsidiary thereof; or

(2)    [ ]     pursuant to and in compliance with Rule 144A under the Securities
               Act; or

(3)    [ ]     to an institutional "accredited investor" (as defined in Rule
               501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)    [ ]     outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)    [ ]     pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)    [ ]     pursuant to an effective registration statement under the
               Securities Act; or

(7)    [ ]     pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the either Issuer as defined in Rule
144 under the Securities Act (an "Affiliate"):

         [ ]  The transferee is an Affiliate of either Issuer.

         Unless one of items (1) through (7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any
Person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of item (3) or (4)) and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                 Signed:
       -------------------------              ----------------------------------
                                              (Sign exactly as name appears on
                                              the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------------------             -----------------------------------

                                      -2-

                                             NOTICE: To be executed by an
                                                     executive officer

                                      -3-

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

            Section 4.09 [ ]                   Section 4.13 [ ]

         If you want to elect to have only part of this Note purchased by the
Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $___________

Dated:                                    Signed:
      -------------------------------            ------------------------------
                                                 (Sign exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:
                                   ---------------------------------------------
                                   Participant in a recognized Signature
                                   Guarantee Medallion Program (or other
                                   signature guarantor program reasonably
                                   acceptable to the Trustee)

                                      -4-

                                                                       EXHIBIT B
                                                                       ---------

                                 FORM OF LEGENDS

         Each Global Note and Physical Note that constitutes a Restricted
Security or is sold in compliance with Regulation S shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof, unless otherwise agreed by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER
JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY
BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS
EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY,
BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR
ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE
TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION
DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND
THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER
OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE
PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY
BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE
SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING
MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR
OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING
OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN
INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR
FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A
MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES
AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION
IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO
THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,
CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND
WILL BE

                                      B-1

REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION
DATE.

         Each Global Note authenticated and delivered hereunder shall also bear the following legend:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE
HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A
NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE
FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS
NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO
TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE
DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO
THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN
THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR
THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE,
BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                      B-2

                                                                       EXHIBIT C
                                                                       ---------

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------

                                                       [             ], [     ]

[Trustee]

Ladies and Gentlemen:

         In connection with our proposed purchase of 11 3/4% Senior Notes due
2010 (the "NOTES") of UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida
limited partnership (the "Company"), and UCDP FINANCE, INC., a Florida
corporation ("UCDP Finance" and, together with the Company, the "Issuers"), we confirm that:

         1. We have received a copy of the Offering Memorandum (the "OFFERING
MEMORANDUM"), dated March 21, 2003, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer restrictions" of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

         2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "INDENTURE") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all applicable state securities laws.

         3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (a) to the Issuers, (b)
pursuant to a registration statement that has been declared effective under the
Securities Act, (c) for so long as the Notes are eligible for resale pursuant to
Rule 144A under the Securities Act, to a person we reasonably believe is a
"qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the
United States within the meaning of Regulation S under the Securities Act, (e)
to an insti-

                                      C-1

tutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the
Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuers' and the
Trustee's right prior to any such offer, sale or transfer pursuant to clause (e)
or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and we further agree to provide to any Person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Transfer restrictions" of the
Offering Memorandum.

         5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor")
as to each of which we exercise sole investment discretion.

                                      C-2

         You, the Issuers, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [Name of Transferee]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      C-3

                                                                       EXHIBIT D
                                                                       ---------

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                     [                ], [     ]
[Trustee]

         Re:   UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the "Company"), and UCDP FINANCE, INC., a Florida
               corporation ("UCDP Finance" and, together with the Company, the
               "Issuers"), 11 3/4% Senior Notes due 2010 (the "NOTES")
               -----------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our proposed sale of $[     ] aggregate principal
amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a Person in the United
     States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of
     Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                                      D-1

         You, the Issuers and counsel for the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:
                                           -----------------------------------
                                                 Authorized Signature

                                      D-2

                                                                       EXHIBIT E
                                                                       ---------

                                   GUARANTEE
                                   ---------

         For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this
Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the
Issuers under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This
Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any
Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 28, 2003, among Universal
City Development Partners, Ltd., a Florida limited partnership (the "COMPANY"), and UCDP Finance, Inc., a Florida corporation ("UCDP FINANCE" and, together with the Company, the "ISSUERS"), and The Bank of New York, as trustee (the
"TRUSTEE"), as amended or supplemented (the "INDENTURE").

         The obligations of the undersigned to the Holders of Notes and to the
Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the
Indenture to which this Guarantee relates.

         No director, officer, employee, incorporator or stockholder of any
Guarantor, as such, shall have any liability for any obligations of the
Guarantors under the Guarantors' Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF
CONFLICTS OF LAW. THE UNDERSIGNED GUARANTOR HEREBY AGREES TO SUBMIT TO THE
JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THIS GUARANTEE.

         This Guarantee is subject to release upon the terms set forth in the
Indenture.

                                      E-1

         IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:  [          ]

                                              [                     ]

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                      E-2

                                                                       EXHIBIT F
                                                                       ---------

                             SUBORDINATION AGREEMENT
                             -----------------------

         THIS SUBORDINATION AGREEMENT (as it may be amended from time to time, the "AGREEMENT") is made and dated as of March [ ], 2003, by and among VIVENDI
UNIVERSAL ENTERTAINMENT LLLP, a Delaware limited liability limited partnership
("VUE"), UNIVERSAL STUDIOS, INC., a Delaware corporation ("UNIVERSAL"),
UNIVERSAL CITY PROPERTY MANAGEMENT II LLC, a Delaware limited liability company
("UCPM II"), UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership
("HOLDING I"), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership ("HOLDING II"), and such other Persons (the "ADDITIONAL CREDITORS")
that may from time to time become party hereto pursuant to the terms hereof
(VUE, Universal, UCPM II, Holding I, Holding II, and any Additional Creditors
are herein collectively and severally referred to as the "SUBORDINATED
CREDITORS"), UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the "COMPANY"), and THE BANK OF NEW YORK, as trustee, and its successors under the Indenture (the "TRUSTEE") for the benefit of the holders of the [ ]% Senior Notes due 2010 (the "ORIGINAL NOTES" together with any new notes issued in replacement of and exchange therefor and any additional notes issued from time to time under the Indenture defined below, the "NOTES") issued by UCDP and UCDP Finance, Inc., a Florida corporation ("UCDP FINANCE" and together with the Company, the "ISSUERS"), under an indenture dated as of March [ ], 2003 (the
"INDENTURE") among the Issuers and the Trustee.

                                    RECITALS
                                    --------

         A. The Issuers propose to issue the Notes pursuant to the Indenture. As a condition to the purchase of the Notes, the parties have agreed to enter into this agreement for the benefit of the holders of Notes regardless of when issued. Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the Indenture.

         B. The Company may now be obligated and may hereafter from time to time become obligated to pay to Universal or to any entity designated by Universal the Special Fees (and interest thereon) pursuant to the terms of the agreement establishing the Company, such fees hereinafter referred to as the "SUBORDINATED
FEES."

         C. The Subordinated Creditors are parties to a Subordination Agreement dated as of January 6, 2000 governing certain claims of certain of the
Subordinated Creditors against the Company (as amended, restated, supplemented, replaced or modified, including any similar subordination agreement for the benefit of the lenders under any future Credit Agreement, the "ORIGINAL
SUBORDINATION AGREEMENT") as required by the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 F-1

                                    AGREEMENT

         SECTION 1. Agreement to Subordinate. The Subordinated Creditors and the
Company each agree that the Subordinated Fees are and shall be subject, subordinate and rendered junior, to the extent and in the manner hereinafter set forth, in right of payment, to the prior payment in full of all indebtedness, liabilities and obligations of the Company now existing or hereafter arising under the Indenture and the Notes, and all renewals or amendments thereof, whether for principal, interest (including, without limitation, then unpaid interest after the filing of a petition initiating any proceeding referred to in
Section 3(a) hereof, whether or not allowed or allowable as a claim in any such proceeding), fees (including, without limitation, reasonable attorneys' fees and disbursements which shall include the reasonable estimate of the allocable cost of in-house legal counsel and staff), expenses or otherwise (such obligations being the "OBLIGATIONS"). This Section 1 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, the Obligations (the
"HOLDERS"), and its provisions are made for the benefit of the Holders, and
Holders of a majority in principal amount of the Obligations and the Trustee may enforce such provision for the benefit of such Holders.

         SECTION 2. No Payment on the Subordinated Fees. The Subordinated
Creditors agree not to ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner (including without limitation from or by way of collateral), payment of all or any of the Subordinated Fees, and the Company shall not make any such payment, unless and until the Obligations of the Company shall have been paid in full in cash; provided, however, that the Subordinated Creditors may, so long as no Event of Default (and, to the actual knowledge of any Officer of the Company, no Default) shall exist under the Indenture at the time of payment or immediately after giving effect thereto, ask, demand, sue for, take or receive and the Company may pay the Subordinated Fees. In the event that, notwithstanding the provisions of this Section 2, the Company shall make, and/or any Subordinated Creditor shall receive, any payment on the Subordinated Fees prohibited hereby, then and in any such event such payment, to the extent not otherwise provided for in the Original Subordination Agreement, shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over and delivered to the Trustee for the benefit of the Holders. The Subordinated Creditors agree that, in the event that all or any part of any payment made on account of the Obligations is recovered from the
Holders as a preference under any bankruptcy, insolvency or similar law, any payment or distribution received by the Subordinated Creditors on account of any
Subordinated Fees that constitute antecedent debt at any time after the date of the payment so received shall be deemed to have been received by such
Subordinated Creditors in trust as the property of the Holders and, to the extent not otherwise provided for in the Original Subordination Agreement, such
Subordinated Creditors shall forthwith deliver the same to the Trustee for application to payment of the Obligations.

         SECTION 3. In Furtherance of Subordination.

         (a) Upon any distribution of all or any of the assets of the Company in the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the
Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of creditors or any other marshalling

                                      F-2

of assets and liabilities of the Company, then and in any such event, to the extent not otherwise provided for in the Original Subordination Agreement, the
Trustee, for the benefit of the Holders, shall be entitled to receive payment in full in cash of all amounts due or to become due (whether or not an event of default has occurred under any evidence of the Obligations or the maturity of the Obligations has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of all
Obligations, including any postpetition interest thereon, whether or not allowed or allowable as a claim in such proceedings, before the Subordinated Creditors are entitled to receive further any payment on account of the Subordinated Fees, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may thereafter be payable or deliverable in respect of the Subordinated Fees, in any such case, proceeding, dissolution, liquidation or other winding up or event, shall, to the extent not otherwise provided for in the Original Subordination Agreement, be paid or delivered directly to the Trustee for the payment or prepayment of the Obligations until the Obligations shall have been paid in full in cash.

         (b) If any proceeding referred to in subsection (a) above is commenced by or against the Company, the Subordinated Creditors shall duly and promptly take such action as the Trustee may reasonably request (it being understood that any request by the Administrative Agent under the Credit Agreement that is inconsistent with the Trustee's request shall be followed first by the
Subordinated Creditors) (i) to collect the Subordinated Fees and to file appropriate claims or proofs of claim in respect of such Subordinated Fees, (ii)
to execute and deliver to the Trustee such powers of attorney, assignments, or other instruments as the Trustee may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Fees and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Fees.

         (c) All payments or distributions upon or with respect to the
Subordinated Fees that are received by the Subordinated Creditors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Holders (and any other lenders entitled to the benefits of a similar subordination agreement (including the Original Subordination Agreement)), shall be segregated from other funds and property held by the Subordinated Creditors and shall, to the extent not otherwise provided for in the Original
Subordination Agreement, be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) for the payment or prepayment of the Obligations of the Company in accordance with the terms of the Indenture.

         (d) The Trustee is hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditors shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditors hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         SECTION 4. No Commencement of Any Proceedings. Each Subordinated
Creditor agrees that, so long as any of the Obligations shall remain unpaid, it will not in its capacity as such a creditor of the Company commence, or join (in such capacity) with any creditor (in such capacity) other than Banks and the
Agents (as such terms are defined in the Original Subordination Agreement) in commencing, any proceeding in respect of the Company of the nature referred to in Section 3(a).

                                      F-3

         SECTION 5. Agreement by the Company. The Company agrees that it will not make any payment of any of its Subordinated Fees, or take any other action, in contravention of the provisions of this Agreement.

         SECTION 6. Obligations Hereunder Not Affected. All rights and interests of the Holders and the Trustee hereunder, and all agreements and obligations of the Subordinated Creditors and the Company under this Agreement, shall remain in full force and effect irrespective of:

         (i) any lack of validity or enforceability of the Indenture, the Notes or the Guarantees, if any;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; and

         (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Subordinated Creditors in respect of this Agreement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the
     Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         SECTION 7. Representations and Warranties. The Subordinated Creditors
and the Company each hereby represent and warrant that this Agreement constitutes a legal, valid and binding obligation of each Subordinated Creditor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights generally and by equitable principles of general applicability.

         SECTION 8. Amendments, Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Subordinated Creditor or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Trustee or the Holders of a majority in aggregate principal amount of the Obligations and (ii) signed by all of the parties hereto, in which case, such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given. Any waiver, forbearance, failure or delay in exercising, or the exercise or beginning of exercise of, any right, power or remedy, simultaneous or later shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Trustee and the Holders shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Trustee or the Holders of a majority in aggregate principal amount of Obligations.

         SECTION 9. Expenses. Each Subordinated Creditor severally agrees to pay, upon demand, to the Trustee any and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff and the fees and disbursements of the Trustee's outside counsel) which the Trustee may incur in connection with the enforcement of any of the rights or interests of Holders hereunder against or in respect of such
Subordinated Creditor. No Person other than the parties hereto and the Holders and the respective successors and assigns of the foregoing shall have any rights hereunder.

                                      F-4

         SECTION 10. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy communication)
and, if to the Subordinated Creditors, mailed (registered or certified, return receipt requested) or telecopied or hand delivered at its address set forth opposite its name on the signature pages hereto, if to the Company or the
Trustee, mailed (registered or certified, return receipt requested) or hand delivered to it, addressed to it at the address of the Company or the Trustee
(as the case may be) specified in the Indenture, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective upon receipt.

         SECTION 11. Entire Agreement; Severability. This Agreement contains the entire subordination agreement among the parties hereto with respect to the obligations of the Company. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         SECTION 12. Cumulative Rights. The rights, powers and remedies of the
Holders under this Agreement shall be in addition to all rights, powers and remedies given to the Holders by virtue of any statute or rule of law, the
Indenture or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

         SECTION 13. Continuing Agreement; Transfer of Notes. This Agreement
shall (i) remain in full force and effect until the Obligations shall have been paid in full, (ii) be binding upon the Subordinated Creditors, the Company and their respective successors and assigns, heirs and legatees and (iii) inure to the benefit of and be enforceable by the Trustee on behalf of Holders and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any Holder may, subject to the provisions of the
Indenture, assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Holder herein or otherwise.

         SECTION 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 16. Consent to Jurisdiction; Waiver of Immunities. Each
Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each
Subordinated Creditor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Subordinated Creditor consents to process being served in any such suit, action or proceeding by either (a) mailing a copy thereof by registered or certified air mail, postage prepaid, return

                                      F-5

receipt requested, to its address specified pursuant to Section 10 or (b)
serving a copy thereof upon such Subordinated Creditor at its address specified pursuant to Section 10. Each Subordinated Creditor agrees that such service (a)
shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 16 shall affect the right of any holder of Obligations to serve process in any manner permitted by law or limit the right of any holder of Obligations to bring proceedings against any Subordinated
Creditor in the courts of any other jurisdiction.

         To the extent that any Subordinated Creditor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process
(whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Subordinated Creditor hereby irrevocably waives (to the fullest extent permitted by law) such immunity in respect of its obligations under this
Agreement.

         SECTION 17. Additional Creditors. VUE covenants that it shall cause any of its Affiliates that from time to time become(s) a creditor or other obligee of the Company (in respect of the Subordinated Fees) to become a party to this
Agreement and bound by its terms, through the execution of an Addendum to
Subordination Agreement, substantially in the form of Exhibit I hereto.

         SECTION 18. Subordination in Favor of Pari Passu Indebtedness. The
parties hereto agree that (i) the provisions of this Agreement shall in no way restrict the Company from entering into agreements in the future providing for similar and ratable subordination in favor of the holders of Pari Passu
Indebtedness of the Company and (ii) such agreements may provide for, and this
Agreement will allow, the payment of distributions of assets or cash to the holders of such Pari Passu Indebtedness on a ratable basis with the Holders.

         SECTION 19. No Recourse. No recourse shall be had to any Subordinated
Creditor, in its capacity as a partner of the Company, for any liability or breach by the Company of its obligations under this Agreement.

         SECTION 20. Effectiveness. This Agreement shall become effective when
(i) the Trustee shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Trustee shall have received a telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) the Issue Date shall have occurred.

                                       F-6

         IN WITNESS WHEREOF, the Subordinated Creditors, the Company and the
Trustee each has caused this Agreement to be duly executed and delivered as of the date first above written.

                                   VIVENDI UNIVERSAL ENTERTAINMENT LLLP

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   UNIVERSAL STUDIOS, INC.

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   Address for each of the above:

                                   100 Universal City Plaza
                                   Universal City, CA 91608
                                   Attn: General Counsel
                                   Facsimile: (818) 866-3444

                                      F-7

                                 UNIVERSAL CITY FLORIDA HOLDING CO. I

                                 By: UNIVERSAL CITY PROPERTY MANAGEMENT II LLC,
                                     a Delaware limited liability company, a
                                     general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE UTP CAPITAL PARTNERS L.P.,
                                     a Delaware limited partnership, as
                                     general partner

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE UTP CAPITAL PARTNERS A L.P.,
                                     a Delaware limited partnership, as
                                     general partner

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS
                                     L.P., a Cayman Islands exempted limited
                                     partnership, as general partner

                                      F-8

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE FAMILY MEDIA PARTNERSHIP III
                                     L.P., a Delaware limited partnership, as
                                     general partner

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 Notice Address for each of the above:

                                 Universal City Property
                                 Management II LLC
                                 100 Universal City Plaza
                                 Universal City, CA 91608
                                 Attn: President
                                 Facsimile: (818) 733-0202

                                      F-9

                                 UNIVERSAL CITY FLORIDA HOLDING CO. II, a
                                   Florida general partnership, as general
                                   partner

                                 By: UNIVERSAL CITY PROPERTY MANAGEMENT II LLC,
                                     a Delaware limited liability company, a
                                     general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE UTP CAPITAL PARTNERS L.P., a
                                     Delaware limited partnership, as
                                     general partner

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE UTP CAPITAL PARTNERS A L.P., a
                                     Delaware limited partnership, as
                                     general partner

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS
                                     L.P., a Cayman Islands exempted limited
                                     partnership, as general partner

                                      F-10

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By: BLACKSTONE FAMILY MEDIA PARTNERSHIP III
                                     L.P., a Delaware limited partnership, as
                                     general partner

                                 By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C., a Delaware limited liability
                                     company, its general partner

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 Notice Address for each of the above:

                                 Universal City Property
                                 Management II LLC
                                 100 Universal City Plaza
                                 Universal City, CA 91608
                                 Attn: President
                                 Facsimile: (818) 733-0202

                                      F-11

                                 UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a
                                   Florida limited partnership

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title: Authorized Agent

                                 Notice Address:

                                 Universal City Development Partners, Ltd.
                                 1000 Universal Studios Plaza
                                 Orlando, Florida 32819
                                 Attn: Catherine A. Roth
                                 Facsimile: (407) 363-8219

                                      F-12

                                 THE BANK OF NEW YORK, as Trustee

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 Notice Address:

                                 101 Barclay Street
                                 Floor 8W
                                 New York, NY 10286
                                 Attention: Corporate Trust Administration

                                      F-13

                       ADDENDUM TO SUBORDINATION AGREEMENT
                       -----------------------------------

To:  The Bank of New York, as Trustee (the "Trustee") under the Indenture dated as of March [  ], 2003 by and among Universal City Development Partners,
     Ltd., UCDP Finance, Inc. and the Trustee.

         The undersigned hereby consents to and agrees to be bound by the terms and conditions of the Subordination Agreement, dated as of March [ ], 2003, by and among UNIVERSAL STUDIOS, INC., a Delaware corporation, UNIVERSAL CITY
PROPERTY MANAGEMENT II LLC, a Delaware limited liability corporation, UNIVERSAL
CITY FLORIDA HOLDING CO. I, a Florida general partnership, UNIVERSAL CITY
FLORIDA HOLDING CO. II, a Florida general partnership, UNIVERSAL CITY
DEVELOPMENT PARTNERS, LTD., a Florida limited partnership and the Trustee, as if it were an original signatory thereto.

                                        [Name of Subordinator]

                                        By
                                          ---------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------
                                        Date:
                                             ------------------------------

                                     F-14